UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Berkshire Hills Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 PROXY STATEMENT & NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PURPOSE
PROGRESS
PERFORMANCE

BHLB

BerkshireHills Bancorp

VT
NH
MANCHESTER
SYRACUSE
ALBANY
NY
MA
BURLINGTON
BOSTON
PITTSFIELD
WORCESTER
SPRINGFIELD
RI
CT
HARTFORD
WILLIMANTIC
PROVIDENCE
NEW HAVEN

BERKSHIRE BANK AT A GLANCE

- **Assets:** $11.7 billion
- **Lines of business:** Retail Banking, Consumer Lending & Payments, Commercial Banking, Wealth Management and Private Banking, as well as 44 Business Capital, Berkshire's national, direct small business lending division providing SBA loans
- **Community banking footprint:** 100 financial centers, 150 ATMs and MyTeller℠ ITMs in Massachusetts, New York, Vermont, Connecticut and Rhode Island
- **Workforce:** More than 1,300 Berkshire Bankers
- **Headquarters:** Boston
- **Founded:** 1846 in the Berkshires in western Massachusetts

Berkshire Bank

(BERKSHIRE HILLS BANCORP | NYSE: BHLB)

Berkshire Hills Bancorp, Inc. (NYSE: BHLB) is the parent company of Berkshire Bank. Founded in 1846, the Bank sets itself apart as a leader in Environmental, Social and Governance (ESG) performance, demonstrating that corporations can deliver both financial returns and meaningful change to benefit future generations. It also differentiates through its DigiTouch℠ strategy that combines extraordinary community bank service with convenient, user-friendly technology enabled through leading fintech partnerships.

OUR VISION

OUR MISSION

To empower the financial potential of individuals, families, businesses and organizations by making banking available where, when and how it's needed.

OUR BRAND PROMISE

Where you bank matters.

April 14, 2023
Dear Berkshire Hills Bancorp Shareholder:

It is our pleasure to invite you to attend the 2023 Annual Meeting of Shareholders, which will be held virtually on Thursday, May 18, 2023 at 10:00 a.m. Eastern Time. To attend, please visit
www.virtualshareholdermeeting.com/BHLB2023, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the 16-digit control number located on your proxy card.

CEO, Nitin J. Mhatre	Please see the Notice of Annual Meeting on the next page for more information about our meeting procedures.

We urge you to vote your proxy online, or by telephone, or by completing and returning a proxy card by mail as soon as possible, even if you plan to attend the Annual Meeting.

Your vote is important to us. Thank you for your attention to the enclosed materials, and for your continued support of our company.

Chairperson, David M. Brunelle

Nitin J. Mhatre, Chief Executive Officer

David M. Brunelle, Chairperson of the Board of Directors

Notice of Annual Meeting of Shareholders

Purpose. Performance. Progress.

Notice of 2023 Annual Meeting of Shareholders of Berkshire Hills Bancorp, Inc.
When:	Where:	Record Date:
Thursday, May 18, 2023	Virtual Meeting	March 24, 2023
10:00 a.m.	www.virtualshareholdermeeting.com/BHLB2023
We are holding this meeting for the following purposes:
1.    To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified;
2.    To provide an advisory vote on executive compensation practices;
3.    To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2023;
4.    To provide an advisory vote with respect to the frequency with which shareholders will vote on our executive compensation; and
5.    To transact any other Company business that may properly come before the meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposed director nominees, “FOR” the other proposals to be presented at the annual meeting and that you mark the “ONE-YEAR” box with respect to the advisory proposal on the frequency of the shareholders’ vote on executive compensation.

Shareholders of record at the close of business on March 24, 2023 are entitled to vote at the meeting, either at the virtual annual meeting or by proxy. There are several ways to vote. You can vote your shares online, by telephone, by regular mail or at the virtual annual meeting.

To access your proxy materials and vote online, please visit www.proxyvote.com and follow the instructions. Your proxy card or voting instruction form contains the necessary codes required to vote online. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by completing and returning your proxy card in the envelope provided. Finally, you may vote at the virtual annual meeting, even if you have previously submitted a proxy.

Whatever method you choose, please vote in advance of the meeting to ensure that your shares will be voted as you direct.

Boston, Massachusetts
April 14, 2023
By order of the Board of Directors
Wm. Gordon Prescott
Senior Executive Vice President, General Counsel and Corporate Secretary

Admission Procedures

The meeting is open to shareholders of Berkshire Hills Bancorp, Inc. To participate and vote your shares at the Annual Meeting, you will need the 16 Digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy in advance to ensure your vote is counted if you decide not to attend the virtual meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2023:
The Notice of Annual Meeting, 2023 Proxy Statement, 2022 Summary Annual Report, and 2022 Annual Report on SEC Form 10-K are each available at www.proxyvote.com or ir.berkshirebank.com

Table of Contents

Purpose. Performance. Progress.

1    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Berkshire Hills Bancorp, Inc. Proxy Statement

Purpose. Performance. Progress.

Proxy Statement Summary

This summary gives you an overview of selected information in this year’s proxy statement. We encourage you to read the entire proxy statement carefully before voting. We have also provided you with the 2022 Summary Annual Report and the 2022 Annual Report on SEC Form 10-K.

Annual Meeting of Shareholders

Time and Date: 10:00 a.m. Eastern Time, Thursday, May 18, 2023

Place: Virtual meeting at www.virtualshareholdermeeting.com/BHLB2023
    The only way to attend the meeting or vote at the meeting is through the internet.

Record Date: Shareholders as of the close of business on March 24, 2023 are entitled to vote

We are providing this proxy statement to you in connection with the solicitation of proxies for the 2023 Annual Meeting of Shareholders and to transact any other business that may properly come before the meeting. In this proxy statement, we also refer to Berkshire Hills Bancorp, Inc. as “Berkshire” or the “Company”. We also refer to its subsidiary, Berkshire Bank, as the “Bank”. We are mailing a notice of the annual meeting and this proxy statement to shareholders of record as of March 24, 2023, beginning on or about April 14, 2023.

Summary of Proposals for 2023

1 - Election of Directors. The Company’s Board of Directors is presenting twelve (12) nominees for election as directors at our Annual Meeting. Two of the fourteen current directors, Messrs. Davies and Shulman, are not standing for re-election. Director Polito was appointed by the Board in February 2023 and Director Rosengren was appointed by the Board in April 2023, and each is standing for election at this meeting. All nominees currently serve as directors on our Board of Directors. In 2022, all director nominees received at least 95% of the votes cast regarding their nomination. Provided with this proposal is information about our directors, director nominees, corporate governance, and director compensation.

2 - Advisory Vote on Executive Compensation. This advisory vote is for the approval of the Company’s Named Executive Officer compensation as set forth within this proxy statement. Berkshire strives to promote shareholder value and sound risk management by aligning executive pay and company performance. The Compensation Discussion and Analysis (“CD&A”) explains the Board’s processes and decisions with respect to executive compensation. In 2022, 97% of the votes cast were in favor of the proposal “FOR” the advisory approval of our Executive Compensation. Provided with this proposal is the Compensation Discussion and Analysis, the Compensation Committee Report, and Summary Compensation and Other Tables.

3 - Ratification of Independent Registered Public Accounting Firm. This advisory vote ratifies the selection of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2023. Crowe has served in this capacity since fiscal year 2017. In 2022, 99% of the votes cast were in favor of the proposal for the appointment of Crowe.

4 – Advisory Vote on Frequency of Future “Say-On-Pay” Advisory Votes. This vote is on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

2    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROXY STATEMENT | PROXY STATEMENT SUMMARY

2022 Company Performance

Berkshire had a strong year of performance in 2022, building towards its strategic transformation goals. The Company generated positive operating leverage driven by an 18% increase in interest income fueled in part by 22% loan growth. Disciplined expense management resulted in an improvement in the efficiency ratio to 64.3% from 70.0%.

Earnings per share (“EPS”) totaled $2.02 in 2022. EPS decreased from $2.39 in 2021 due to $53 million in gains posted in 2021 from the sale of insurance and branch operations. The efficiency improvement in 2022 included the benefit of these strategic divestitures.

Adjusted EPS increased by 30% in 2022 to $2.19 from $1.69. The Company uses the non-GAAP measure of adjusted earnings to evaluate results excluding items viewed as unrelated to its normalized operations, including sale gains. This measure is reconciled to GAAP measures in Exhibit A.

The Company increased the pace of its share repurchases, buying back approximately 9% of outstanding shares in 2022. Additionally, the quarterly shareholder dividend was increased by 50% to $0.18 per share in the fourth quarter of 2022. Based on its strong condition and improving operations, the Company continued to maintain above average capital to support targeted ongoing growth and shareholder distributions.

With improved operating earnings generation and increased shareholder distributions, Berkshire’s share price increased despite a market downturn in 2022 and continued to reflect strong outperformance compared to industry indices.

The 2022 stock price gain also included recognition of progress achieved in Berkshire’s Exciting Strategic Transformation (BEST) plan. This plan targets improved sustainable earnings and profitability, as well as a stronger franchise based on leading rankings for customer satisfaction and environmental, social and governance (ESG) matters. The plan is targeted towards the Company’s vision to be a high-performing, leading socially responsible community bank in New England and beyond. The BEST plan is further discussed in the Compensation Discussion and Analysis.

2022 TOTAL SHAREHOLDER RETURN OUTPERFORMANCE
8%
6%
4%
2%
0%
-2%
-4%
-6%
-8%
-10%
+7%
BHLB
-7%
KRX
-9%
NYA
Note: Source – S&P Global Market Intelligence. Indices are KBW Regional Bank Index (KRX) and the New York Stock Exchange Composite Index (NYA)

3    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROXY STATEMENT | PROXY STATEMENT SUMMARY

2022 Executive Compensation Highlights

Included later in this report are compensation tables, including a Summary Compensation Table which details executive compensation provided in 2022, as well as a Compensation Discussion and Analysis which provides information about the compensation management process and compensation decisions.

The Compensation Committee maintained the same overall balanced structure for compensation management in 2022.

•Direct compensation includes salary, the cash-based short- term incentive, and the equity-based long-term incentive.
•Performance based compensation constitutes the majority of targeted direct compensation.

Salaries were increased based on market analyses. Short and long-term incentive compensation targets continue to be set as a percentage of salary. Incentive goals to achieve target were increased significantly from the previous year.

The cash-based short-term incentive earned by the NEO’s in 2022 exceeded the target due to the Company’s outperformance compared to goals set by the Board for executive management. Our performance reflected strong stronger operating profitability, credit performance, and ESG ratings.

The maturing three year long-term incentive performance compensation was forfeited in 2022 for the third year in a row due primarily to the 2020 pandemic impacts on relative performance.

The Committee’s decisions resulted in a compensation structure that rewarded outperformance where it was accomplished and decreased compensation where objectives were not met. The Company’s progress under its strategic plan was aligned with shareholder interests and the positive stock performance in 2022 demonstrated solid shareholder returns.

Shareholder Engagement and Responsiveness

During 2022, the most frequent topics in our governance-related discussions have included our Berkshire’s Exciting Strategic Transformation (“BEST”) plan; our BEST Community Comeback financing plan; our focus on human capital management including diversity, equity, and inclusion; climate change initiatives; and cyber security management.

There is discussion of these matters in the following section on Corporate Responsibility, as well as in our Summary Annual Report, our Annual Report on SEC Form 10-K, and our annual Corporate Social Responsibility Report. We believe that our top quartile ranking among U.S. Banks in our ESG ratings index evidences the recognition that we have earned through our response on many of these important issues. Additionally, based on the affirmative shareholder vote of 95% or higher for all items on last year’s annual meeting agenda and based on the strong outperformance of our stock in 2022, we believe that our investors are strongly supportive of our programs for governance and company performance.

4    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROXY STATEMENT | PROXY STATEMENT SUMMARY

Environmental, Social, Governance (ESG) & Commitment to Social Responsibility

BERKSHIRE’S APPROACH
Since its founding in 1846, Berkshire continues to be a purpose-driven, values-guided, community-centered bank working to achieve its vision of becoming a high-performing leading socially responsible community bank. Berkshire empowers the financial potential of its stakeholders by making banking available where, when, and how it's needed through an uncompromising focus on exceptional customer service, digital banking, and positive community impact. It provides a wide range of accessible, affordable, safe, responsible and sustainable financial solutions through its consumer banking, commercial banking and wealth management divisions.

Berkshire believes where you bank matters, and that simple decision can have an outsized impact on your community. That’s why ESG factors are central to the company’s vision, mission, business practices, and Berkshire’s Exciting Strategic Transformation (BEST). This better approach to banking with ESG at its core helps manage risk and unlock new business opportunities to create an ecosystem of positive impact and value, which in turn drives Berkshire’s commercial performance, creating capacity to invest more in its business, employees, customers, shareholders and communities.

ESG INTEGRATION, OVERSIGHT & REPORTING
ESG factors are integral to Berkshire’s business practices, risk management program, competitive positioning and its ability to deliver on its Berkshire’s Exciting Strategic Transformation (BEST) program and realize its vision of becoming a high-performing, leading socially responsible community bank. Berkshire was one of the first banks in the country to establish a dedicated committee of its Board of Directors to oversee ESG matters and is a leader among community banks in integrating ESG standards into its business strategy and operations.

The company maintains a strong foundation of governance systems, including:
•Board level oversight of ESG, Sustainability, Climate Change, Diversity and Culture
•Corporate Responsibility & Culture Committee of its Board of Directors
•Environmental, Social and Governance (ESG) Committee
•Diversity Equity & Inclusion Committee
•Responsible & Sustainable Business Policy
•Lending, credit, deposit and investment policies which incorporate ESG exclusions and due diligence requirements
•Senior managers for ESG and Diversity along with active involvement from business unit leaders and front lines in managing ESG externalities and risks

5    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROXY STATEMENT | PROXY STATEMENT SUMMARY

Berkshire regularly engages directly with its stakeholders to share information about the progress it’s made in its ESG performance, including through its Corporate Responsibility website, corporate annual report, and proxy statement. Additionally, Berkshire’s annual Environmental, Social & Governance (ESG) Report, which is aligned with Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosure (TCFD) disclosure standards, details the Company's comprehensive ESG efforts, programs, and sustainable finance activities. The report is available at berkshirebank.com/esg.

CLIMATE CHANGE
Climate Change manifesting in the form of both physical or transition risks could adversely, either directly or indirectly, affect Berkshire’s operations, businesses, customers, communities, and its stakeholders. As the transition to a low-carbon economy accelerates, new policy emerges, and market dynamics shift, Berkshire expects that its efforts to manage its environmental footprint, mitigate the risks associated with climate change, and support the transition will allow it to strengthen its positioning as a high performing, leading socially responsible community bank. The Company continues to evolve its practices to reflect its community bank mission as well as the size, scope, and complexity of its operations.

Berkshire manages climate related risks and opportunities at the board, management and employee levels. The Company’s Board of Directors Corporate Responsibility & Culture Committee provides oversight on sustainability and climate change. Management and the board evaluate climate related risks and opportunities and incorporate the results of risk assessments and discussions into strategic planning, product development, programming and relevant risk mitigating measures. All business risks are also integrated into our Enterprise Risk Management program and discussed by other applicable Board Committees including the Risk Management, Capital & Compliance Committee. Both Committees report into the full board. Beyond board level oversight of climate matters, Berkshire maintains an Environmental, Social and Governance committee comprised of senior executives throughout the Company.

Berkshire completes an annual climate change risk assessment to evaluate the bank’s operations and lending activities for potential exposure to transition and physical risks. Collectively these physical and transition risks are managed through ongoing monitoring, existing industry exclusions, due diligence processes, policies, insurance requirements, business continuity planning, target setting and product development.

As Berkshire looks to further strengthen its management of climate related risks and opportunities, it expects to continue to formalize its climate risk management program and set additional formal targets to reduce its Greenhouse Gas (GHG) emissions, in addition to its existing sustainable finance and renewable electricity goals. As the Company moves further along in its climate journey, it expects to continue to enhance its disclosures, programs, mitigating controls and initiatives to minimize risk, reduce its emissions as well as capitalize on the many business opportunities arising from the transition to a lower-carbon economy. Further details on Berkshire’s Climate Change governance, risk management, strategy, metrics & targets and next steps can be found in its most recent Environmental, Social & Governance (ESG) Report.

6    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROXY STATEMENT | PROXY STATEMENT SUMMARY

DIVERSITY, EQUITY & INCLUSION
Creating a diverse, equitable, and inclusive (DEI) workplace is an essential enabler to continuing to drive forward progress on Berkshire’s Exciting Strategic Transformation (BEST), its BEST Community Comeback and vision. Ultimately Berkshire’s goal is to ensure that its workforce reflects the communities in which it operates, that its employees feel valued and can reach their full potential and that it improves the access and affordability of financial solutions to support economic growth of underrepresented populations and communities. The Company’s advances those goals through an integrated approach grounded in its corporate values:

➢    Strong oversight and governance practices through the Corporate Responsibility & Culture Committee of the Board of Directors and Diversity, Equity & Inclusion Committee
➢    Recruitment & talent management
➢    Education and training
➢    Workplace programming through employee resource groups (ERGs)
➢    Financial solutions which drive economic equity
➢    Community programming focused on financial inclusion and entrepreneurship
➢    Supplier diversity

Berkshire continues working to improve representation within its workplace through recruitment initiatives while enhancing its internal talent pipeline to ensure representation at all levels of the Company. In addition, the Company regularly reviews the gender and ethnic diversity of its workforce at the employee, manager and executive management level and completes a review of pay and performance measures to ensure that all employees, regardless of gender and ethnicity, in comparable roles are compensated equitably. As a result of Berkshire’s intentional and impactful efforts to date, Berkshire was listed in the Bloomberg Gender Equality Index and Human Rights Campaign’s Corporate Equality Index.

Additional information on Berkshire’s Human Capital Management and Diversity, Equity & Inclusion practices can be found in the Company’s annual SEC report on Form 10-K and in its annual Environmental, Social & Governance (ESG) Report, which details all the Company's environmental, social and governance programs.

RATINGS, AWARDS & RECOGNITION
Berkshire is proud to be recognized for its performance with local, regional, national, and international awards as well as leading third party ESG ratings* including:
✓    MSCI ESG- A
✓    ISS ESG Quality Score - Environment: 3, Social: 1, Governance: 2
✓    Bloomberg ESG Disclosure- Top 1% of U.S. Banks
✓    Sustainalytics Rated
✓    Communitas Award for Leadership in Corporate Social Responsibility
✓    Sustainable Business Network of Massachusetts Sustainable Business of the Year – Bank
✓    Boston Business Journal Top Charitable Contributor
✓    America’s Most Trustworthy Companies – Newsweek
✓    Forbes America’s Best Midsize Employers
✓    Bloomberg Gender-Equality Index
✓    Human Rights Campaign Corporate Equality Index Best Place to Work for LGBTQ+ equality- 100% Score
✓    *As of December 31, 2022

7    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Proposal 1: Election of Directors for a One-Year Term

Purpose. Performance. Progress.

The Company’s Board of Directors has nominated and recommends a vote “FOR” each of the twelve (12) nominees listed below for election as a director. All of the nominees currently serve on the Company’s Board of Directors.

Background. The Company’s Board of Directors is presenting twelve (12) nominees for election as directors at our Annual Meeting. Two of the fourteen current directors, Messrs. Davies and Shulman, are not standing for re-election. Director Polito was appointed by the Board in February 2023 and Director Rosengren was appointed by the Board in April 2023, and each is standing for election at this meeting. All of the nominees currently serve as directors on the Company's Board of Directors. Each director elected at the meeting will serve for a one-year term until our 2024 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Election. The affirmative vote of a plurality of the Company’s outstanding common stock present at the virtual annual meeting or by proxy at the Annual Meeting is required to elect the nominees for directors; provided, however, in the case of an uncontested election of directors, it is the Company’s policy that if a director is elected by a plurality but not a majority of the votes cast for such director, such director must submit his or her resignation to the Board of Directors, which will be subject to review by the Corporate Governance/Nominating Committee of the Board of Directors. The Corporate Governance/Nominating Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the director’s resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the nominees as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ITS DIRECTOR NOMINEES.

8    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

Information Regarding Directors and Director Nominees

2023 Nominees for Election to the Board of Directors

BAYE ADOFO-WILSON, CEO OF BAW DEVELOPMENT, LLC

Mr. Adofo-Wilson, Esq. is CEO of BAW Development, LLC, a national real estate development company concentrating on redevelopment and consulting services in diverse communities. He is also Of Counsel at Post Polak, PA focusing on redevelopment law and specializing in New Jersey’s urban transitioning communities and municipalities, He has over 20 years of experience in law and business development, with a focus on community development, including the position of Deputy Mayor/Director, Economic and Housing Development for the City of Newark, New Jersey.

Independent	Qualifications, Skills, and Experience:
Years of Service: 4	Corporate Responsibility/	Talent Management
Age: 54	Community Leader	Regulated Industry
Board Committees:	Business Operations/Strategic	Legal Expertise
Corporate Responsibility	Planning	Real Estate
and Culture	Financial Expertise/Literacy	Small Business Owner/Operator
Risk Management, Capital
& Compliance

DAVID M. BRUNELLE, CHAIRPERSON OF THE BOARD OF DIRECTORS OF BERKSHIRE HILLS BANCORP, INC., CO-FOUNDER AND MANAGING DIRECTOR OF NORTH POINTE WEALTH MANAGEMENT

Mr. Brunelle is Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. He has over 20 years of experience in financial services working with businesses, individuals, families and charitable foundations. Mr. Brunelle is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s audit and loan committees. He has also served as trustee or corporator for numerous non-profit entities in and around Worcester, including The Nativity School of Worcester, The Worcester Regional Research Bureau, The Worcester Educational Development Foundation, the UMass/Memorial Foundation, Becker College and the Greater Worcester Community Foundation.

Independent	Qualifications, Skills, and Experience:
Years of Service: 5	Corporate Responsibility/	Regulated Industry
Age: 52	Community Leader	Risk Management
Board Committees:	Business Operations/Strategic	Public Company Board
Compensation	Planning	Small Business Owner/Operator
Corporate	Financial Expertise/Literacy	Wealth Management/Insurance
Governance/Nominating (Chair)	Talent Management
Corporate Responsibility
& Culture

9    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

NINA A. CHARNLEY, FORMER SENIOR MANAGING DIRECTOR, TIAA

Ms. Charnley was Senior Managing Director, Enterprise Customer Experience Executive at TIAA. Ms. Charnley led the strategy, development and execution of a significant portfolio of technology projects launching the company's mobile app and a digital bank, building digital capabilities enabling employees and customers. Previously, she was an executive at Bank of America managing diverse businesses including a de novo sustainable energy lending program and created the strategy, infrastructure, template and accountabilities matrix for Bank of America's Diversity and Inclusion program.

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Corporate Responsibility/	Regulated Industry
Age: 67	Community Leader	Risk Management
Board Committees:	Business Operations and Strategic	Credit Risk Oversight
Audit	Planning	Information Technology/Cyber
Compensation	Financial Expertise/Literacy	Financial Institution Executive
Corporate Responsibility	Talent Management
& Culture

MIHIR A. DESAI, PROFESSOR OF FINANCE, HARVARD BUSINESS SCHOOL & PROFESSOR OF LAW, HARVARD LAW SCHOOL

Dr. Desai is the Mizuho Financial Group Professor of Finance at Harvard Business School, and Professor of Law at Harvard Law School. Dr. Desai is an accomplished author and expert in finance and tax policy. He is a Research Associate in the National Bureau of Economic Research’s Public Economics and Corporate Finance Programs. In addition to his work at Harvard University, his professional experiences include CS First Boston, McKinsey & Co., and advising a number of firms and governmental organizations.

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Corporate Responsibility/	Financial Expertise/Literacy
Age: 55	Community Leader	Risk Management
Board Committees:	Business Operations and Strategic	Legal Expertise
Compensation	Planning
Risk Management, Capital
& Compliance

10    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

WILLIAM H. HUGHES III, PRESIDENT OF EDUCATION DESIGN LAB

Mr. Hughes is President of Education Design Lab, an innovation engine that applies human-centered design at the intersection of learning and work in order to provide alternative career pathways and close the skills gap. As a technology industry executive, Mr. Hughes has launched, led and advised multiple new ventures, providing expertise on strategy, innovation and product management. He has decades of experience advising senior executives at industry-leading multinationals on corporate strategy, partnerships and technology across several sectors, including education and financial services. He has led and advised multiple mergers, acquisitions and start-ups. Mr. Hughes has served on several corporate and not-for-profit boards. He is a trustee of Education Development Center, a director of FineTune Learning and a venture partner with 11 Tribes Ventures.

Independent	Qualifications, Skills, and Experience:
Years of Service: 4	Corporate Responsibility/	Regulated Industry
Age: 59	Community Leader	Information Technology
Board Committees:	Business Operations/Strategic	Cybersecurity
Corporate Responsibility &	Planning	Product Management
Culture	Talent Management	Small Business Owner Operator
Risk Management, Capital
& Compliance

JEFFREY W. KIP, CHIEF EXECUTIVE OFFICER OF ANGI INTERNATIONAL

Mr. Kip is Chief Executive Officer of Angi International which provides internet tools and resources for home improvement, maintenance, and repair projects. Angi International is a subsidiary of IAC/InterActive Corp (NASDAQ: IAC), which owns and manages popular online brands and services. Prior to his role as Chief Executive Officer, Mr. Kip was the Chief Financial Officer of IAC/InterActive Corp from 2012-2016. Mr. Kip's previous positions include Chief Financial Officer of Panera Bread, LLC from 2006 – 2012. Mr. Kip has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Business Operations/Strategic	Talent Management
Age: 54	Planning	Information Technology/Cyber
Board Committees:	Financial Expertise	Marketing/Public Relations
Audit
Compensation

11    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

DR. SYLVIA MAXFIELD, DEAN OF THE PROVIDENCE COLLEGE SCHOOL OF BUSINESS

Dr. Maxfield is Dean of the Providence College School of Business and was previously Chairman of the Faculty and MBA Program Director at Simmons University in Boston. Additionally, she serves as voting member of the Rhode Island State Investment Commission, which oversees fund performance, including asset allocation and investment-related contracting. Dr. Maxfield also votes on shareholder proxy activity on behalf of the State. Previously, she has served on the boards of the Greater Providence Chamber of Commerce, Social Enterprise Greenhouse and the 21st Century Fund. Dr. Maxfield has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent	Qualifications, Skills, and Experience:
Years of Service: 3	Corporate Responsibility/	Financial Expertise/Literacy
Age: 64	Community Leader	Talent Management
Board Committees:	Business Operations/Strategic	Marketing/PR
Audit (Chair)	Planning
Corporate
Governance/Nominating
Risk Management, Capital
& Compliance

NITIN J. MHATRE, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF THE COMPANY

Mr. Mhatre was appointed to the role of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank in January 2021. He was also appointed as a Director of the Company and the Bank. Prior to joining the Company, Mr. Mhatre was Executive Vice President, Community Banking, at Webster Bank, where he led consumer and business banking businesses. Before joining Webster in 2009, Mr. Mhatre spent 13 years at Citi Group in various leadership roles across consumer-related businesses globally.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Financial Institution Executive	Financial Expertise/Literacy
Age: 52	Public Company CEO	Talent Management
	Corporate Responsibility/	Regulated Industry
	Community Leader	Risk Management
Business Operations/Strategic
Planning

12    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

LAURIE NORTON MOFFATT, DIRECTOR & CEO OF THE NORMAN ROCKWELL MUSEUM

Ms. Norton Moffatt is the Director and Chief Executive Officer of the Norman Rockwell Museum, Stockbridge, Massachusetts. Since 1986, Ms. Norton Moffatt has overseen the expansion of the museum’s facilities and the creation of a scholars’ research program. Her efforts resulted in the Museum receiving the National Humanities Medal, America’s highest humanities honor. Ms. Norton Moffatt is also an active community leader. She is a founder of 1Berkshire and Berkshire Creative Economy Council and serves as a trustee of Berkshire Health Systems and a director of Berkshire Health Systems, Inc. and Berkshire Medical Center, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 9	Corporate Responsibility/	Financial Expertise/Literacy
Age: 66	Community Leader	Talent Management
Board Committees:	Business Operations/Strategic	Marketing/PR
Corporate	Planning	Small Business Owner/Operator
Governance/ Nominating
Corporate Responsibility &
Culture (Chair)

KARYN POLITO, FORMER LIEUTENANT GOVERNOR OF MASSACHUSETTS

Ms. Polito is currently Principal of Polito Development Corporation, a commercial real estate development firm. Ms. Polito was the 72nd Lieutenant Governor of Massachusetts from 2015 to 2023. In that position, she advocated for women’s empowerment and championed renewable energy, climate adaption, workforce development, housing, and the innovation economy. She helped increase aid to local communities and spearheaded efforts to expand offshore wind and educational opportunities to careers in science, technology, engineering and math for women and students. Prior to serving as Lieutenant Governor, Ms. Polito was a member of the Massachusetts House of Representatives and a Partner at Milton, Laurence & Dixon, LLP.

Independent	Qualifications, Skills, and Experience:
Years of Service: <1	Corporate Responsibility/	Regulated Industry
Age: 56	Community Leader	Legal
Board Committees:	Business Operations/Strategic	Real Estate
Corporate Responsibility &	Planning	Marketing/PR
Culture	Talent Management	Small Business Owner/Operator
Risk Management, Capital &
Compliance

13    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

ERIC S. ROSENGREN, FORMER PRESIDENT AND CEO OF THE FEDERAL RESERVE BANK OF BOSTON

Mr. Rosengren is CEO of Rosengren Consulting and Visiting Scholar at the MIT Golub Center for Finance and Policy. He previously served as President and CEO of the Federal Reserve Bank of Boston from 2007 to his retirement in 2021. As a Federal Reserve Bank president, he was a participant and voting member of the Federal Open Market Committee. He also led projects to help rebuild smaller city economies and provide opportunities for diverse populations to prosper. Mr. Rosengren joined the Boston Fed in 1985 and held various roles in the Bank’s Research and Supervision, Regulation, and Credit Departments. He has published numerous papers and articles, and is often cited in leading academic journals and is featured in major media on topics including macroeconomics, monetary policy, international banking, bank supervision, and risk management. Mr. Rosengren has been designated by the Board of Directors as a financial expert under SEC rules.

Independent	Qualifications, Skills, and Experience:
Years of Service: <1	Corporate Responsibility/	Regulated Industry
Age: 65	Community Leader	Risk Management
Board Committees:	Business Operations/Strategic	Credit Risk Oversight
Audit	Planning	Financial Institution Executive
Risk Management, Capital	Financial Expertise/Literacy	Small Business Owner/Operator
& Compliance	Talent Management

MICHAEL A. ZAITZEFF, MANAGING MEMBER OF VM GP II LLC

Mr. Zaitzeff is a co-founder and managing member of VM GP II LLC, the general partner of HoldCo Asset Management, LP. Mr. Zaitzeff has served as a member of numerous corporate boards, oversight committees and creditor committees. Mr. Zaitzeff served on the Trust Advisory Board of WMI Liquidating Trust, a trust created to implement the Chapter 11 Bankruptcy Plan of Washington Mutual, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Financial Expertise/Literacy	Marketing/PR
Age: 40	Regulated Industry	Small Business Owner/Operator
Board Committees:	Public Company Board
Audit
Risk Management, Capital
& Compliance

14    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

15    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Corporate Governance

The Company is committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Policy, among other key governance materials, helps guide our Board and management in the performance of their duties and is regularly reviewed by the Board.

Key Corporate Governance Documents
Please visit our investor relations website at ir.berkshirebank.com to view the following documents:
Corporate Governance Policy
Code of Business Conduct
Anonymous Reporting Line Policy
Board Committee Charters
Certificate of Incorporation
Company By-Laws
These documents are available free of charge on our website or by writing to Berkshire Hills Bancorp, c/o Wm. Gordon Prescott, Senior Executive Vice President, General Counsel and Corporate Secretary, 60 State Street, Boston, Massachusetts 02109.

The Board and management regularly review best practices in corporate governance and are committed to a program that serves the long-term interests of our shareholders. We believe good governance strengthens accountability and promotes responsible corporate citizenship. Several of our current best practices are highlighted below:

Independent Oversight	Shareholder Orientation and Accountability	Good Governance
Majority independent directors(1)	Declassified Board with all directors standing for election each year	Diverse board membership (skills, tenure, age); annual director education; active board replenishment program
Strong and engaged independent Board Chair	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Implementation of a Corporate Responsibility & Culture Committee at both Board and employee level
Regular executive sessions of independent directors	Plurality voting standard for director elections, with director resignation policy in effect for uncontested elections	Risk oversight by full board and committees
Board Chair or Chair of Corporate Governance can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors	Formal ethics code, reporting hotline and ethics training to all employees
(1)    11 out of 12 of the director nominees will be designated as independent directors; CEO/Director Mhatre is not independent.

16    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board of Directors

The primary functions of Berkshire’s Board of Directors are:
•To oversee management performance on behalf of shareholders;
•To ensure that the interests of the shareholders are being served;
•To monitor adherence to Berkshire’s standards and policies;
•To promote the exercise of responsible corporate citizenship; and
•To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Berkshire’s state of incorporation.

Customarily, the Board elects its members to serve in identical capacities on the Board of Directors of Berkshire Bank, the Company's main operating subsidiary which is chartered in the Commonwealth of Massachusetts.

Talent Development and Succession Planning

One of the Board's primary responsibilities is to oversee the development and retention of key talent within the Company and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other senior executives. The Board meets regularly with senior management and periodically reviews the readiness of key employees to potentially assume additional roles and responsibilities, including in the event of unexpected circumstances. In addition, our Chief Executive Officer regularly discusses with our Corporate Governance/Nominating Committee recommendations and evaluations as to potential successors for senior positions. The Committee incorporates this feedback into its leadership development and contingency plans. While the Corporate Governance/Nominating Committee has primary responsibility for developing and maintaining a succession plan, the Committee regularly reports to the Board on this matter, and final decisions on senior leadership succession matters, other than the CEO, are made by the CEO in consultation with the full Board.

Identification of Candidates and Diversity

The Corporate Governance/Nominating Committee regularly reviews the composition of our Board and, as appropriate, recommends steps to be taken to ensure that the Board reflects the desired balance of skills, experience and diversity and meets the requirements of all applicable laws and regulations.

In accordance with our Corporate Governance Policy, the Corporate Governance/Nominating Committee and Board shall take into account diversity considerations. Diversity is broadly construed to mean not only diversity of gender, race, ethnicity and sexual orientation, but also diversity with respect to personal and professional experiences, backgrounds, opinions, beliefs, education and perspectives.

The Corporate Governance/Nominating Committee is committed to fostering an environment of diversity and inclusion, including among our directors, and is tasked as part of its annual evaluation with determining whether or not the Board is appropriately diverse. The Corporate Governance/Nominating Committee’s continued commitment to diversity is evidenced by the following:

•67% of our director nominees are female and/or racially or ethnically diverse;
•40% of our Board committees are chaired by diverse directors.

17    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Ongoing Board Refreshment

We believe that the Company benefits when the Board is comprised of a mix of experienced directors with diverse and fresh perspectives. To that end, the Board maintains an ongoing refreshment program to seek out highly qualified candidates with skills and experiences that are aligned with our long-term strategy. We have also adopted corporate governance guidelines providing both age and tenure limits, of 75 and 12 years, respectively, to facilitate appropriate transition and renewal. These guidelines as well as the Board’s general commitment to thoughtful refreshment has resulted in a number of changes in recent years.

Shown below are the recent results of the Board refreshment program is the recent trend, showing the results of the board’s focus on refreshment, based on the Board nominees each year.

	2020	2023
Average Nominee Age (years)	63.9	57.2
Average Nominee Tenure (years)	5.7	2.7
Percentage Women	15%	33%
Percentage Minority	15%	33%

Board Meetings

During 2022, the Board of Directors held eight (8) meetings. The average attendance at meetings of the Board and Board Committees during 2022 was 97.5%. During this period, each of the current directors attended at least 75% of the aggregate total number of board meetings and committee meetings held on which such directors served.

In addition, the Board of Directors encourages each director to attend annual meetings of shareholders. 12 out of 13 directors (92%) serving as of the date of the 2022 Annual Meeting of Shareholders attended the 2022 Annual Meeting.

18    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board Leadership Structure

The Board has reviewed the current Board leadership structure of the Company, which consists of a separate Independent Chairperson of the Board and a Chief Executive Officer. The Independent Board Chairperson performs all duties and has all powers which are commonly incident to the office of Chairperson of the Board or which are delegated to that person by the Board of Directors, including presiding at all meetings of the Board of Directors. The Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all other officers, employees and agents of the Company. The Board believes that separating these roles enhances the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.

From time to time, the Board may also appoint a Vice Chairperson in the manner and upon the criteria it deems appropriate.

Director Independence

All of the Company’s directors are independent under the listing requirements of The New York Stock Exchange (the “NYSE”), except for Mr. Mhatre who is an officer of the Company and the Bank. Additionally, all of the members of the Audit, Compensation and Corporate Governance/Nominating Committees are independent in accordance with the listing standards of the NYSE, and, in the case of members of the Audit and Compensation Committees, applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation (“FDIC”). In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Director Norton Moffatt.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the selection of a Chairperson of the Board of Directors; the selection from time to time in the Board’s discretion of a Vice Chairperson of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; director age limits; the maximum length of directors’ tenure on the Board; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer. A copy of the corporate governance policy is available in the Governance Documents portion of the Company’s Investor Relations website (ir.berkshirebank.com).

Commitment to Corporate Social Responsibility and Culture

Berkshire Bank is a purpose and values-driven community bank. Environmental, Social, and Governance factors are central to its community bank mission, risk management practices, reputation and competitive positioning. The Corporate Responsibility & Culture Committee of the Board of Directors is responsible for overseeing the management of the Company’s enterprise-wide Corporate Social Responsibility, Diversity & Inclusion, and Culture programs. The committee, led by Director Laurie Norton Moffatt, reviews program performance, examines related risks and ensures accountability for management’s efforts to integrate social, environmental, cultural, and reputational considerations through all aspects of the Company for the benefit of all its stakeholders. Berkshire invites you to learn more about all the ways it is a socially responsible and values-driven community bank in this year’s

The Company’s social responsibility activities are discussed further in its 2022 Environmental Social and Governance (ESG) Report: Purpose and Performance That Matters, available online at berkshirebank.com/esg. A summary of the Company’s 2022 social responsibility initiatives was provided in the introductory section of this Proxy Statement.

19    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director Continuing Education

The Board of Directors conducts annual director education sessions, which include presentations by industry experts based on input from directors regarding topics of interest. Directors also receive an annual update on trending compliance and regulatory matters and new developments from the Bank’s outside compliance advisory firm. Our executive management meets with the Board at every regularly scheduled board meeting and annually to review the Company’s strategic plan.

Board and Committee Self Evaluation

The Corporate Governance/Nominating Committee oversees the annual self-evaluation of the performance of the Board of directors and its committees, the results of which are discussed with the full Board and each individual committee, as appropriate. The purpose of the evaluations is to improve the performance of the overall Board and each specific committee. The evaluations include a review of any areas in which Board or committee members believe the Board and the committees can make a better contribution to the governance and oversight of the Company. The Corporate Governance/Nominating Committee also utilizes the results of the Board and committee evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and appointment to each committee. The evaluation survey forms include open-ended questions in which directors are invited to share their written comments on a confidential basis.

Committees of the Board of Directors

The Board currently has five standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance/Nominating Committee; the Corporate Responsibility and Culture Committee; and the Risk Management, Capital and Compliance Committee. The Board reviews the Committee Charters regularly to ensure it has an effective, efficient committee structure. The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are independent in accordance with the listing requirements of the NYSE. Each committee operates under a written charter approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter annually or biannually. The current charters of all five committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).

The following table shows the structure of the Board of Directors as of the filing date of this Proxy Statement. It also shows the number of times each Committee met in 2022. Pending the results of the election of directors at the Company’s Annual Meeting on May 18th, the Board will review its committee memberships and Chair assignments. It is anticipated that Mr. Kip will succeed Mr. Davies as Chair of the Compensation Committee and Mr. Rosengren will succeed Mr. Shulman as Chair of the Risk Management, Capital and Compliance Committee.

20    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board Structure and Meetings

Director Name, Age & Primary Occupation	Director Since	Director Category	Audit(1)	Comp	Corp Gov & Nom	Corp Responsibility & Culture	Risk Management, Capital & Compliance
Baye Adofo-Wilson, Age 54 CEO of BAW Development, LLC	2019	I				O	O
David M. Brunelle, Age 52 Chairperson of the Board of Directors of Berkshire Hills Bancorp, Inc. Co-Founder and Managing Director of North Pointe Wealth Management	2017	I		O	C	O
Nina A. Charnley, Age 67 Former Senior Managing Director TIAA	2021	I	O	O		O
John B. Davies(3), Age 73 Agent Emeritus with Massachusetts Mutual Life Insurance	2005	I		C	O
Mihir A. Desai, Age 55 Professor of Finance and Law	2022	I		O			O
William H. Hughes III, Age 59 President of Education Design Lab	2019	I				O	O
Jeffrey W. Kip(1), Age 54 Chief Executive Officer Angi International	2021	I	O	O
Sylvia Maxfield(1), Age 64 Dean Providence College School of Business	2020	I	C		O		O
Nitin J. Mhatre, Age 52 President and CEO of Berkshire Hills Bancorp, Inc.	2021	N
Laurie Norton Moffatt, Age 66 Director & CEO of the Norman Rockwell Museum	2013	I			O	C
Karyn Polito(3) Age 56 Former Lieutenant Governor of Massachusetts	2023	I				O	O
Eric S. Rosengren(1)(3), Age 65 Former President and CEO of the Federal Reserve Bank of Boston	2023	I	O				O
Jonathan I. Shulman(1)(3), Age 60 Former EVP and Treasurer KeyCorp	2020	I	O				C
Michael A. Zaitzeff(3), Age 40 Co-founder and managing member of VM GP II LLC	2021	I	O				O

Number of Meetings in 2022(4)	8 (Full Board)		13	4	5	4	5

N = Non-Independent Director	I = Independent Director			C = Chair		O = Committee Member
(1)    Directors Kip, Maxfield, Rosengren, and Shulman have been designated by the Board as Financial Experts.
(2)    In 2022, Director Zaitzeff also served as a non-voting observer on the Corporate Governance/Nominating Committee.
(3)    Directors Davies and Shulman are not standing for re-election. Directors Polito and Rosengren were appointed to the Board in 2023 and are now standing for election.
(4)    The former Regulatory and Compliance Committee met twice in 2022 before it was combined into the Risk Management, Capital, and Compliance Committee following the May 2022 annual meeting of shareholders.

21    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board Committees and Responsibilities

The primary functions of each of the board committees are described below.

BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
AUDIT COMMITTEE	Assists the Board of Directors in its oversight of the Company’s accounting and reporting practices

All Members Independent	Reviews the quality and integrity of the Company’s financial reports
Chairperson: Dr. Maxfield	Ensures the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting

The Board of Directors has determined that Dr. Maxfield, Mr. Kip, Mr. Rosengren, and Mr. Shulman qualify as Audit Committee Financial Experts under the rules of the Securities and Exchange Commission.

Please also see the discussion related to the Ratification of the Public Accounting Firm in this proxy statement.
Oversees the Company’s internal audit function
Annually reviews and approves the internal and external audit plans
Engages with the Company’s independent registered public accounting firm (Crowe) and monitors its performance, reporting, and independence

COMPENSATION COMMITTEE	Approves the compensation objectives for the Company and its subsidiaries and establishes the compensation for the Chief Executive Officer and other Named Executive Officers of the Company

All Members Independent	Reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed
Chairperson: Mr. Davies

Reviews all compensation components for the Company’s Chief Executive Officer and other Named Executive Officers, including base salary, short-term incentive, long-term incentives/equity, benefits, and other perquisites

See the “Compensation Discussion and Analysis” section for more information regarding the role of the Compensation Committee management and compensation consultants in determining and/or recommending the amount or form of named executive compensation.

Reviews competitive market factors and examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the named executive officer’s total compensation package

Administers CEO employment agreement, change in control agreements, and equity incentive plans

22    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
CORPORATE GOVERNANCE/NOMINATING COMMITTEE	Identifies qualified individuals to serve as Board members
Considers and recommends nominees for director to stand for election at the Company’s annual meeting of shareholders

All Members Independent	Determines the composition of the Board of Directors and its committees
Chairperson: Mr. Brunelle
Annually reviews policy, procedures and criteria for identifying candidates for election or appointment to the Board of Directors

Monitors a process to assess Board effectiveness, including annual Board and committee self-evaluations

Develops and implements the Company’s corporate governance guidelines, including annual reviews of the Company’s Corporate Governance Policy and Code of Business Conduct

Periodically receives reports from executive officers heading the Company’s compliance and regulatory programs and from other committee chairpersons regarding the work being done by their committees

CORPORATE RESPONSIBILITY & CULTURAL COMMITTEE
Oversee management’s implementation of Corporate Social Responsibility/ESG, Diversity & Inclusion, and Culture programs to foster belonging, enhance reputation, mitigate risk, promote competitive advantage, engage employees, and meet stakeholder expectations

All Members Independent
Chairperson: Ms. Norton Moffatt
Review, approve, and recommend programs and policies to the Board that are designed to identify, measure, monitor, control, and enhance Corporate Social Responsibility/ESG, Diversity & Inclusion, and Culture performance;

Monitor the performance of Corporate Social Responsibility/ESG, Diversity & Inclusion, and Culture programs and policies by setting goals, examining social and culture risks, as well as reviewing opportunities and threats that could affect the Company

RISK MANAGEMENT, CAPITAL & COMPLIANCE COMMITTEE	Oversees management’s program to limit or control the material business risks that confront the Company

Approves policies and procedures designed to lead to an understanding and to identify, control, monitor and measure the material business risks of the Company and its subsidiaries
All Members Independent
Chairperson: Mr. Shulman	Plans for future capital needs

Reviews material business risks including, but not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk, cyber-security risk, and reputation risk

Monitors the Company’s enterprise governance, risk management and compliance (“EGRC”) program, including development and implementation of risk management processes in the area of vendor management, data loss prevention, business continuity, policy management and testing and assessment of operational controls

Ensures compliance with regulations pertaining to capital structure and levels

23    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Identification and Evaluation of Director Candidates

The Corporate Governance/Nominating Committee is responsible for identifying and recommending to the Board of Directors candidates for Board membership. For purposes of identifying nominees, the Corporate Governance/Nominating Committee may rely on professional networks and contacts of the committee members and other members of the Board of Directors, outside search firms, and its knowledge of members of the communities served by the Company and its subsidiaries. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. From time to time the Corporate Governance/Nominating Committee may also use an independent search firm to identify potential nominees.

In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below under “Director Eligibility Requirements.” If an individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a background check and interview the candidate to further assess the qualities of the prospective nominee and the contributions they would make to the Board.

Criteria for Nomination to the Board of Directors

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, including a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible and qualified for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:
• financial, regulatory, and business experience;
• expertise in areas that the board considers important to advancing the company’s strategies;
• in most cases, familiarity with and participation in the local communities;
• integrity, honesty, and reputation in connection with upholding a position of trust with respect to customers;
• dedication to the Company and its shareholders; and
• independence.

The Committee will consider a candidate’s background, training, leadership ability and related skills across a broad spectrum of business, professional, entrepreneurial, educational and creative endeavors, as well as technical skills, experience and know-how in fields and professions outside the financial services industry (such as, by way of example, but without limitation, cyber-security, information technology and management, marketing, business and human capital development) that may assist the Company in strengthening, protecting or promoting its business. The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity is considered in terms of how a candidate’s background, experience, qualifications, attributes, and skills may complement, supplement or duplicate those of the Board.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills, and contributions that the existing director brings to the Board; and independence.

24    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director Eligibility Requirements:

•No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has, within the previous ten years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.
•No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or shareholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors.
•No person may serve on the Board of Directors and at the same time be a director of more than two other public companies, or their subsidiaries.
•No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R Section 303.81(b)), that includes a person who is ineligible for election to the Board of Directors.
•The Board of Directors shall have the power to construe and apply the provisions of the Company’s bylaws and other governance documents, and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.
•Pursuant to our Corporate Governance Policy, individuals first appointed or elected to the Board of Directors on or after January 1, 2019 will no longer be eligible for re-election to the Board of Directors after their 75th birthday or the completion of their 12th year of service on the Board. For Directors serving before January 1, 2019, who have surpassed or are approaching either or both of these age and service time limits, the Chairperson of the Board and the Corporate Governance/Nominating Committee shall work with any such Board members approaching mandatory retirement to ensure that timing issues are given due consideration and an appropriate transition and renewal of the Board occurs.

Consideration of Recommendations by Shareholders. It is the policy of the Corporate Governance/ Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/ Nominating Committee does not perceive a need to increase the size of the Board of Directors. Recommended candidates will generally be considered along with other potential nominees as part of the Board’s annual review process. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

25    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at 60 State Street, Boston, Massachusetts 02109:
1.    The name of the person recommended as a director candidate;
2.    All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;
3.    The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.    As to the shareholder making the recommendation, the name and address of such shareholder as it appears on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit their name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.    A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year. The Company has not received any recommendations from shareholders for director candidates to be considered for election at the Company’s 2023 Annual Meeting of Shareholders.

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

Audit Committee	Accounting and Financial Reporting
Compliance with Legal and Regulatory Requirements Related to Accounting and Financial Reporting
Compensation Committee	Compensation Programs
Corporate Governance/ Nominating Committee	Governance Policies and Procedures
Board Organization and Membership
Committee Membership and Periodic Rotation of Chairpersons
Corporate Responsibility & Culture Committee	Customer, Community, and Employee Engagement
Reputational Risk and Business Development
Talent and Culture Development
Environmental Sustainability, Including Climate Risk
Risk Management, Capital & Compliance Committee	Credit Risk
Interest Rate Risk
Liquidity and Capital Risk
Operational and Strategic Risk
Cyber-security
Legal, Regulatory, and Compliance Risk
Information Security

26    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Code of Business Conduct and Anonymous Reporting Line Policy

The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct, sets forth the ethical rules and standards ("code of ethics") by which all employees, officers and directors of the Company and its subsidiaries must conduct themselves, and addresses, among other things, conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code of Business Conduct, which also strictly prohibits harassment of any kind in the workplace, is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, a zero tolerance culture and safe environment free from harassment of any kind, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Paired with the Code of Business Conduct, the Company has also adopted a related Anonymous Reporting Line (also known as the Whistleblower Reporting Line) Policy, under which the Audit Committee maintains and monitors an anonymous “whistleblower” reporting hotline service that all Berkshire personnel are encouraged to use for reporting actual or potential wrongdoing, apparent or suspected violations of the Code of Business Conduct, or other misconduct by any corporate actors. Both the Code of Business Conduct and the Anonymous Reporting Line Policy are reviewed and acknowledged annually by all of Berkshire’s directors, officers and employees, and both are written and implemented to ensure that no retaliation is permitted against any Company personnel who report an incident of harassment or any other misconduct in good faith. Copies of the Company’s Code of Business Conduct and Anonymous Reporting Line (Whistleblower Reporting Line) Policy are available at the Company’s investor relations website (ir.berkshirebank.com).

Anti-Hedging and Pledging Restriction Policy

The Company has adopted a policy that prohibits hedging of Company common stock for all officers of the Company with the title of vice president or higher, all directors, and all persons in the accounting, executive, finance and legal departments (the “Restricted Group”). While there is no prohibition against employees who are not in the Restricted Group to hedge Company common stock, these employees are prohibited from trading Company common stock while in the possession of material non-public information. Under the policy, no person in the Restricted Group may at any time engage in (i) any short sale of Company common stock or other sale of any equity securities of the Company that they do not own, or (ii) any transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company common stock, including, but not limited to, any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company common stock, such as zero-cost collars and forward sales contracts. Generally, a short sale means any transaction whereby one may benefit from a decline in the Company's stock price. In addition, employees, officers and directors are discouraged from pledging Company common stock as collateral for margin purchases or a loan. However, exceptions to this pledging limitation may be granted, if good cause is shown.

27    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | DIRECTOR COMPENSATION

Director Compensation

The Company uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of the Company’s shareholders. The Compensation and Corporate Governance/Nominating Committees review director compensation and benefits annually and make recommendations to the Board. The following table provides the compensation received by individuals who served as directors of the Company during the 2022 fiscal year. Mr. Mhatre does not receive separate compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Baye Adofo-Wilson	62,000	65,000	—	1,440	128,440
Rheo A. Brouillard(4)	28,000	65,000	—	11,197	104,197
David M. Brunelle(5)	125,000	65,000	—	2,456	192,456
Nina A. Charnley	64,000	65,000	—	—	129,000
Robert M. Curley(6)	28,000	65,000	—	23,810	116,810
John B. Davies	62,000	65,000	—	2,331	129,331
Mihir A. Desai	45,337	52,910	—	—	98,247
William H. Hughes III	63,000	65,000	—	1,440	129,440
Jeffrey W. Kip	60,000	65,000	—	—	125,000
Sylvia Maxfield	81,000	65,000	—	760	146,760
Laurie Norton Moffatt	62,000	65,000	—	2,331	129,331
Jonathan I. Shulman	70,000	65,000	—	760	135,760
Michael A. Zaitzeff	60,000	65,000	—	126	125,126
(1)    On December 10, 2020, the Board of Directors, acting at the recommendation of the Compensation Committee, adopted a New Director Compensation Program, pursuant to which the Board has the discretion to award newly elected or appointed directors pro rata cash fees and equity compensation as of the date they begin their service on the Board. As a result of this program, following his appointment to the Board for the first time on March 10, 2022, Dr. Desai was paid a pro rata amount of cash fees in the amount of $17,337 on July 15, 2022, for the period from March 10 to June 30, 2022, and awarded 2,099 shares of Company stock on July 1, 2022, at a value of $52,910, for the period from March 10 to December 31, 2022, which shares all vested on January 30, 2023.

(2)    Represents the grant date fair value of the restricted stock awards which has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of the Company’s common stock on the applicable grant date. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2022. Since January 30, 2004, no stock options have been granted to any directors. Directors serving as of December 31, 2022, had the following number of unvested shares of restricted stock and stock options outstanding as of that date:

28    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | DIRECTOR COMPENSATION

Name	Unvested Restricted Stock	Stock Options Outstanding
Baye Adofo-Wilson	4,832	—
Rheo Brouillard	4,832	—
David M. Brunelle	4,832	—
Nina A. Charnley	3,035	—
Robert M. Curley	4,832	—
John B. Davies	4,832	—
Mihir A. Desai	2,099	—
William H. Hughes III	4,832	—
Jeffrey W. Kip	3,121	—
Sylvia Maxfield	4,832	—
Laurie Norton Moffatt	4,832	—
Jonathan I. Shulman	4,832	—
Michael A. Zaitzeff	3,296	—
(3)    Reflects dividends paid when restricted stock becomes vested.
(4)    Includes $9,756.86 in imputed income on split dollar insurance recognized by Mr Brouillard. Mr. Brouillard retired from the Company and the Bank Boards of Directors, effective as of the 2022 Annual Meeting on May 18, 2022.
(5)    Includes $124.60 in imputed income on split dollar insurance recognized by Mr Brunelle.
(6)    Mr. Curley passed away on February 2, 2022. The total amount included in “All Other Compensation” reflects the portion of Mr. Curley’s annual salary in the amount of $120,000 as Chairman of the New York region of Berkshire Bank that was paid through his date of death in the amount of $21,478.86.

Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2023.

Annual Cash Retainer for Board Service	$40,000
Annual Cash Retainer for Board Chair	$95,000
Annual Cash Retainer for Board Vice Chair(1)	$65,000
Annual Equity Retainer for Board Service(2)	$65,500
Annual Cash Retainer for Audit Committee Chair	$13,000
Annual Cash Retainer for all other Committee Chairs	$6,000
Annual Cash Retainer for Attendance at Audit Committee Meetings	$12,000
Annual Cash Retainer for Attendance at all other Committee Meetings	$8,000
(1)     This role is not filled at this time.
(2)    Beginning in 2022, restricted equity grants awarded to non-employee directors vest in full after one year.

29    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

Purpose. Performance. Progress.

Background. In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the annual meeting to approve our executive compensation as described below in the Compensation Discussion and Analysis, compensation tables and narrative discussion of NEO compensation presented in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of shareholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal.

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Is the Shareholder Vote Binding on the Company? This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the shareholders when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

30    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Compensation Discussion and Analysis

Purpose. Performance. Progress.

In this section we explain our compensation philosophy, describe the material components of our executive compensation program, and review the 2022 compensation for our Named Executive Officers (“NEOs”) listed below. Their compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement, which should be reviewed in conjunction with this discussion and analysis.

Named Executive Officers(1)
Nitin J. Mhatre	President, Chief Executive Officer, and Director
Brett Brbovic	Senior Vice President, Interim Chief Financial Officer
Sean A. Gray	Senior Executive Vice President, Chief Operating Officer
George F. Bacigalupo	Senior Executive Vice President, Head of Commercial Banking
Gregory D. Lindenmuth	Senior Executive Vice President, Chief Risk Officer
Subhadeep Basu	Former Senior Executive Vice President, Chief Financial Officer
(1)    Mr. Brbovic serves as Chief Accounting Officer and assumed the position of Interim Chief Financial Officer on October 7, 2022, at the time of the resignation of former SEVP/CFO Subhadeep Basu. On February 6, 2023, David Rosato joined the Company as SEVP/CFO and Mr. Brbovic returned to his duties as Chief Accounting Officer.

Overview
Executive performance and compensation in 2022 were focused on achieving targeted progress towards the Company’s Berkshire’s Exciting Strategic Transformation (“BEST”) plan strategic goals. The compensation program is designed so that compensation components and pay levels reflect performance over the short and long-term and reflect metrics that align with our strategic priorities which we believe drive shareholder value. The Compensation Committee (“the Committee”) considers market data and advice from its independent compensation consultant when making its decisions.

31    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2022 Financial Results and Operations

As shown below, the Company advanced on all of its key BEST performance measures, and performance in the final quarter of the year moved into the targeted performance range. At the midpoint of the three-year BEST plan, the Company views itself as ahead of plan in achieving the goals of its strategic transformation.Non-GAAP adjusted measures are reconciled to GAAP measures in Appendix A.

4Q 2022 – "BEST" PROGRESS VS. GOAL

BEST 3 YEAR TARGET for JUNE 2024

	Adjusted ROTCE	Adjusted ROA	Adjusted PPNR[2]	ESG	NPS[3]
Target	10-12%	100-105 bps	$180-200M	Top 25%	Top 25%
Goal	Increase Adjusted **ROTCE** by 700-900bps*	Increase Adjusted **ROA** by 75-80bps*	Increase Adjusted PPNR by $80-100M*	Become top quartile bank by leading **ESG indexes in US****	Become top quartile Net Promoter Score bank in New England
4Q22[1]	9.8	100	180	17	N.A.
FY22	8.9	89	136	17	
FY21	7.7	70	102	24	
FY20	3.2	24	109	39	
	%	bps	$M	Percentile	Percentile

* Improvement over FY2020 baseline, driven by BEST program over 3 years starting Q3'21; ** ESG Index ratings are on an end of period basis: MSCI, ISS-ESG, Sustainalytics, Bloomberg; lower percentile is better.
[1]All numbers on an adjusted basis. [2] Fourth quarter 2022 adjusted PPNR annualized ($ million); [3] JD Power is building a sample size to rank our NPS vs. peers which is targeted to be available in 2023.

Operating highlights in 2022 included:
➢    Record fourth quarter earnings per share of $0.69 per share
➢    Positive operating leverage from 18% increase in net interest income and disciplined expense     management
➢    22% loan growth, with growth exceeding 10% in most major loan categories
➢    Fourth quarter efficiency ratio improved to 58.3% in 2022 compared to 72.0% in 2021
➢    Year-end delinquent and non-accruing loans were a ten year low at 0.60% of total loans
➢    Repurchased 9% of outstanding shares
➢    Increased quarterly dividend by 50% in the fourth quarter
➢    Issued $100 million Sustainalytics rated subordinated Sustainability Bond, the first such offering by a U.S. public community bank with less than $150 billion in assets. Supported by inaugural investment grade long-term issuer rating of "Baa3", with a Positive rating outlook, from Moody’s Investors Service

32    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Awards and recognitions included:
✓    America’s Most Trustworthy Companies – Newsweek
✓    Forbes America’s Best Midsize Employers (2023)
✓    Bloomberg #1 U.S. Bank for ESG disclosure – June 30, 2022
✓    Bloomberg Gender-Equality Index
✓    Communitas Award for Leadership in Corporate Social Responsibility
✓    Human Rights Campaign Corporate Equality Index Best Place to Work for LGBTQ+ equality- 100% Score

2022 Say on Pay Voting Results

At the last annual meeting of shareholders on May 18, 2022, shareholders voted 97% in the affirmative to approve the NEO compensation as set forth in the Proxy Statement. The Compensation Committee values shareholder feedback and considers such feedback as part of its review and considerations related to executive pay programs.

Summary of 2022 Compensation Decisions

Our executive compensation philosophy is to target median NEO pay compared to our peer group when we achieve our goals, with actual pay designed to vary below or above target based on our actual performance. Compensation earned in 2022 rewarded our performance improvement over 2021, and 2022 achievement exceeding budget and stretch goals. The Compensation Committee believes the compensation program provided appropriate performance incentives to achieve or exceed pre-established strategic goals that were designed to improve shareholder value.

This discussion focuses on the four NEOs (Messrs. Mhatre, Gray. Bacigalupo, and Lindenmuth) who served in their positions for the full year of 2022 (“Continuing NEOs”):

•Annualized salaries were increased in a range of 3-15% over the prior year based on market data.

•Short and long-term financial performance incentive metric goals were raised and were aligned with the long-term performance objectives of the BEST strategic plan.

•Added ESG as a component in our short-term incentive plan. ESG now comprises 20% of short-term executive incentive awards.

33    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Highlights of our Compensation and Governance Programs

WHAT WE DO
Pay for Performance: A significant portion of each NEO’s annual direct compensation target is variable and tied to company and individual performance results. Our incentive plans represent a balance of performance metrics that reflect annual and 3- year performance periods.

Link Performance Measures with Strategic Objectives: Performance measures and individual goals for incentive compensation are linked to strategic, operating, and financial goals approved by our Board and designed to create long-term shareholder value.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote and evaluate voting results.
Shareholder Engagement: As part of the Company’s shareholder outreach program, members of the Committee welcome engagement with shareholders and management solicits shareholder input to better understand their perceptions and views on our executive compensation program.

Independent Compensation Consultant: The Committee engages its own independent compensation consultant to review the Company’s executive compensation program and practices.
Stock Ownership Guidelines: We have significant stock ownership guidelines requiring our executives and directors to hold substantial equity ownership.
Clawback Policy: The clawback policy allows the Board to recover incentive compensation paid to an executive if the financial results that the compensation was based on are restated due to material noncompliance with financial reporting requirements or misconduct by an executive officer.

Incentivize Sound Risk Management: Our compensation program includes features intended to discourage employees from taking unnecessary and excessive risks, including balanced performance metrics, emphasis on long-term shareholder value creation, and clawback provisions. The Chief Risk Officer conducts an annual risk assessment which is used by the Committee in assessing the soundness of the compensation program.

WHAT WE DON'T DO
Gross-ups for Excise Taxes: We have not provided change-in-control tax gross-up clauses since 2008, nor do we have any intention to include this feature in future contracts. At this time, one legacy NEO change in control agreement remains in place with this feature and the potential impact of this contract clause is not material.

Hedging and Pledging: All of our officers with the title of vice president or higher, directors, and all persons in the accounting, executive, finance and legal departments are prohibited from engaging in hedging, monetization, derivative or similar transactions with Company securities. We also have a policy that discourages pledging of company securities, with very limited exceptions.

Employment Contracts: Our executives, with the exception of the CEO, are all employed “at will” and the relationship may be terminated by the Company or the employee at any time without any severance payments. The CEO is employed under a three-year contract. Documented change-in-control arrangements align management and shareholder interests.

Dividends on Unvested Equity Awards: We do not pay dividends on any restricted stock compensation until vested.

34    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Decision Making Process

The primary philosophy and objective of our compensation program is to align the interests of our executives with shareholders by rewarding performance against established corporate financial and strategic goals, solid executive leadership and strong individual executive performance. We strive to attract, motivate and retain a highly qualified and talented team of executives who will lead Berkshire to maximize long-term performance and earnings growth. The Committee regularly reviews executive compensation program elements to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry best practices and shareholder interests.

Executive Compensation Key Principles

Our philosophy is to provide an executive compensation program that rewards long-term value for our shareholders and promotes sound risk management. The key principles that support our philosophy are:

✓ Attract and retain highly talented executives committed to our success
✓ Pay for performance
✓ Align executive interests with those of our shareholders
✓ Manage risk through oversight and compensation design features and practices

Important features of our program are:

✓    A significant portion of direct pay is variable and performance based
✓    A meaningful portion of pay is equity-based to align our executives with shareholder interests
✓    The long-term incentive is 60% based on a 3-year performance period and 40% time-based with vesting over three years

The information below illustrates our 2022 target direct compensation for the four continuing NEOs named at year-end and illustrates that our program structure is similar to the peer average.

CEO
Long-Term Equity Incentive
38%
Salary
35%
27%
Short-Term Cash Incentive

OTHER CONTINUING NEOS
Long-Term Equity Incentive
31%
Salary
47%
Short-Term Cash Incentive
22%

	CEO		Other Continuing NEOs
	Incentive-Based	Equity-Based	Incentive-Based	Equity-Based
Berkshire	65%	38%	53%	31%
Peer Average	63%	35%	50%	28%

35    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Key Principles That Support Our Philosophy

Attract and retain highly talented executives committed to our success	●	Provide competitive total compensation that enables us to attract and retain highly talented executives with experience and leadership abilities to grow and sustain our business
	●	Target total compensation opportunities to reflect the median of market; defined as banks similar in size and business model to Berkshire
Pay for performance alignment	●	Measure our success through a balanced portfolio of performance metrics that rewards corporate and individual success
	●	A significant portion of total compensation is “at risk” and based on short and long-term performance
	●	Financial performance results fund our annual incentive plan and determine a portion of long-term equity vesting
	●	Long-term equity compensation was granted with 60% of the grant tied to 3-year performance and 40% time-based with vesting over 3 years
Align executive interests with those of our shareholders	●	Performance goals are directly aligned with our strategic and operating objectives targeted towards long-term shareholder value
	●	Rigorous stock ownership requirements to ensure our executives hold stock throughout their tenure as executives
	●	A significant portion of executive compensation, consisting of our long-term incentive, is in the form of Company shares
Manage risk through oversight and compensation design features and practices	●	Total compensation program incorporates a balanced approach that includes pay that is fixed and variable, short- and long-term, and in the form of both cash and equity
	●	Multiple goals in our incentive plans to reinforce financial, operational, risk, and shareholder considerations
	●	Committee can apply discretion to negatively adjust incentive compensation in consideration of risk management objectives
	●	Balance of short-term and long-term incentives, cash and equity, annual and multi-year performance periods, with 3-year performance in the long-term plan
	●	Incentive plan caps for maximum payments
	●	Clawback policy that allows for recoupment of compensation for financial restatement or misconduct
Compensation Drivers	●	Incentive plans designed to encourage achievement of our strategic business goals and reinforce our business values
	●	Pay levels that are fair, competitive, and internally equitable
	●	A focus on the attainment of our vision, business strategy, operating imperatives, and results
	●	Recognition of Company and individual performance
	●	Consideration of market and best practices

36    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Factors Considered in Compensation Decision Process

The Committee considers many factors when making pay decisions throughout the year. The Committee considers various analyses, information, and input, which routinely include:

> Peer compensation market data provided by the independent consultant
> Overall operational and financial performance
> Total shareholder return on an absolute and relative basis and stock price performance
> Executive individual performance results relative to their individual financial and strategic goals
> Strategic plan progress and performance relative to annual budget
> Demonstration of behaviors that support our culture and brand
> Support of environment, social and governance (ESG) goals, climate change, & social responsibility
> Support of human capital and diversity, equity & inclusion (DEI) activities
> Executive stock ownership levels
> Qualitative input from the Committee and other independent directors
> External influences, economic conditions, and industry factors
> Risk review considerations
> Income tax factors
> Internal equity
> Compensation trends and best practices
> Advisory Say on Pay voting results

Benchmarking Analysis - Compensation Peer Group

The Committee considers the structure of compensation programs and pay levels at other publicly traded banks similar in size and business model to Berkshire when evaluating our compensation program. The Committee’s independent compensation consultant conducts a comprehensive competitive market analysis annually using the peer group and other industry survey data to provide reference for the Committee in setting pay and making pay decisions.

2022 Peer Group: In June 2021 the consultant updated the peer group to be used in the fall of 2021 to benchmark executive pay in preparation for setting 2022 pay levels. The criteria reflected exchange traded banks in the Northeast of similar size (i.e. approximately ½ to 2x Berkshires’ size). Banks involved with mergers, banks with different business models, and smaller banks were excluded. The result was a peer group of 18 banks with a median asset size of $12.2 billion, positioning Berkshire at the 50th percentile based on asset size. The peer group is listed below:

Brookline Bancorp	Lakeland Bancorp
Community Bank System	NBT Bancorp
Customers Bancorp	Northwest Bancshares
Eagle Bancorp	OceanFirst Financial Corp.
First Commonwealth Financial	Provident Financial Services
Flushing Financial	S&T Bancorp
Fulton Financial	Sandy Spring Bancorp
Independent Bank Corp.	Tompkins Financial
Investors Bancorp	WSFS Financial

37    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Program Elements and Pay Decisions

Direct compensation consists of three main components: Base Salary, cash based Short-Term Incentive (“STI”), and stock based Long-Term Incentive (“LTI”). The total of these three components is referred to as Direct Compensation. Total compensation includes a fourth component of Other Compensation which includes Benefits and Perquisites. Incentive based compensation includes the use of non-GAAP performance measures. For a reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A. Compensation program elements and pay decisions are determined in a balanced framework to achieve program objectives

Base Salary

The Company’s base salary program is designed to provide competitive base pay reflective of an executive’s role, responsibilities, contributions, experience, leadership, and performance. Salaries are generally targeted to be within the range of market median and are expected to sufficiently discourage inappropriate risk taking by executives. Incentive compensation targets are tied to base salary, so salary changes flow through to other compensation program components.

2022 Salary Summary. Base salaries are typically reviewed at the beginning of each year based on the Committee’s review of market data, executive performance and internal equity. Based on these factors, 2022 salaries were increased as shown below for year-end NEOs. There had been no salary increases granted for these roles in 2021. Of note, 2022 salary increases included recognition of the successful establishment and implementation of BEST – Berkshire’s Exciting Strategic Transformation plan in midyear 2021. Also, the salary adjustment for Mr. Lindenmuth reflects increases in the scope of his responsibilities in 2022, and to better align his pay based on market information.

	2021	2022	Percent
Role	Salary	Salary	Change
President and Chief Executive Officer	$725,000	$775,000	6.9%
Interim Chief Financial Officer	NA	$245,000	NA
Chief Operating Officer	$550,000	$566,500	3.0%
Head of Commercial Banking	375,000	$390,000	4.0%
Chief Risk Officer	$300,000	$345,000	15.0%
Note: Table illustrates the CEO’s annual salary as of his hire date on January 29, 2021. His 2021 salary of $644,135 in the Summary Compensation Table reflects his eleven months of service in 2021. The salary of the Interim Chief Financial Officer is based on his salary as Senior Accounting Officer. Former CFO Subhadeep Basu had joined the Company on March 19, 2021, at a salary of $430,000 and he was granted a salary increase of 3.0%.in 2022.

38    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Short-Term Incentive Program (STI)

The Company’s short-term incentive compensation program is designed to compensate executives for executing the Company’s strategic plan and achieving critical annual performance goals. The STI program provides meaningful “pay-at-risk” that is earned each year based on performance results. It also seeks to motivate and reward achievement of specific Company, business unit and individual performance goals with competitive compensation when performance goals are achieved; above or below median pay when performance results are above or below goals.

2022 Short-Term Incentive Summary: Target short-term incentive opportunities remained unchanged as a percentage of salaries as compared to fiscal years 2021 and 2020. Actual incentive payouts were earned at 150% of target in 2022 due to outperformance of stretch goals. Individual payouts were mostly granted at the same Corporate performance level reflecting the Committee’s emphasis on team performance. Incentive performance metrics were adjusted in 2022 to conform to BEST performance measures, and an ESG performance component was added.

Overview of Process. Participation in the Company’s executive STI program includes a group of executives, including the NEOs. The Committee sets and approves incentive award target payments for each participant (defined as a percentage of salary) at the start of each year, based on competitive market data. An incentive pool is established based on the total of the target payments of plan participants.

The actual STI pool funding is primarily determined based on a formulaic calculation of Company performance against defined quantitative financial measures, without discretion (“the Corporate Scorecard”). In 2022, a qualitative ESG goal (20% weight) was introduced, as further discussed below.

The Committee sets target, threshold and stretch goals for each financial measure based on the business plan and Board approved budget. Target performance goals (reflective of our budget) are expected to have some stretch and not be “guaranteed”. Threshold performance goals and awards are intended to reward solid performance but at reduced payout levels. Stretch performance is expected to represent strong performance that is unlikely, but possible, if we exceed our goals.

Each performance goal (see table below) is equally weighted (i.e. 20% for each of the five performance goals) The incentive pool funding at year-end is based on actual corporate performance against the performance targets, with the total pool funding ranging from 0% - 150% of the payment target. The weighted goals are referred to as the Corporate Scorecard.

The Committee approves the Corporate Scorecard as well as the President and Chief Executive Officer’s individual goals. The CEO prepares individual goals for the NEOs. The Committee can modify the goals at its discretion and approves the final goals. Once the Corporate Scorecard results and pool funding are known, individual performance is assessed to determine and allocate the actual awards from the amount that has been funded to the incentive pool. The Committee determines individual awards in consideration of Individual performance but with the discretion to consider other factors such as Company performance shortfalls and/or regulatory and safety and soundness concerns and/or based on risk management considerations. The maximum award for any participant, in consideration of Corporate and Individual performance, is capped at 150% of that participant’s payment target. The total awards for all participants do not exceed the total incentive pool.

39    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Target Incentive Opportunities. For 2022, as in previous years, individual NEO STI target payment amounts were established at and defined as a percent of salary. There were no changes in 2022 annual incentive target payment percentages compared to 2021. The table below illustrates the annual incentive target payment amounts, expressed as a percentage of salary.

2022
Role	Target % of Salary
President and Chief Executive Officer	75%
Chief Operating Officer	60%
Head of Commercial Banking	45%
Chief Risk Officer	30%
Note: The Interim CFO was not a participant in the executive incentive program. His incentive compensation was based on his ongoing responsibilities as Chief Accounting Officer. The target for the former CFO was unchanged at 45% of salary and this compensation was forfeited on his resignation.

Company Measures and Funding of the Incentive Pool

The Committee establishes performance goals for the Corporate Scorecard that determine the pool available for payout of incentive compensation. The Committee established five corporate performance measures, evenly weighted, to constitute the performance measures for 2022 STI (the “Corporate Scorecard”). The five performance measures chosen for 2022 are shown below.

Plan Goals
Performance Measure	Definition	Weight	Threshold	Target	Stretch
ROTCE (%)	Adjusted Return on Tangible Common Equity	20%	5.48%	6.85%	8.56%
ROA (%)	Adjusted Return on Assets	20%	0.53%	0.66%	0.83%
PPNR ($ millions)	Adjusted Pre-tax Pre-provision Net Revenue	20%	$81.04	$101.30	$126.63
Asset Quality – NCO (%)	Net Charge-offs/Avg Loans	20%	0.42%	0.35%	0.28%
ESG Performance	ESG Rating and Impact	20%		Qualitative
Note: The measures identified as Adjusted are non-GAAP financial measures. They exclude items not viewed as related to ongoing operations. Their use, definitions, and reconciliations to GAAP measures are discussed more fully in the Form 10-K. For a summary of the reconciliation of these non-GAAP performance measures, please see Appendix A. ESG represents Environmental, Social, and Governance programs.

The ROTCE, ROA, and PPNR performance measures are the three key financial measures established in the Company’s BEST strategic plan. In 2021, there were four financial performance measures: EPS, ROE, ROA, and efficiency ratio. These changes in the STI financial performance measures bring the STI into conformity with the strategic plan measures which are viewed as the most critical financial goals for the Company.

The Asset Quality Measure is unchanged from the prior year and represents a critical measure of risk management.

The ESG performance measure is new in 2022 and reflects our inclusion of ESG as a key performance measure in the BEST strategic plan. Unlike the above measures, performance against this measure is based on the Committee’s qualitative assessment. For example, the Committee considers many initiatives and achievements including, but not limited to the following:

•A quantitative ESG measure based on combined rankings from prominent ESG rating services (also a component of our BEST plan)
•Progress under the Company’s $5 billion Berkshire Community Comeback program
•Initiatives such as the Company’s landmark Sustainable Bond issuance
•An assessment of Community and Social impacts for which there is no quantitative measure.

40    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The year 2022 marks the first year with an explicit ESG performance goal, and the Committee determined that a qualitative assessment was the most appropriate methodology to use at this time in the evolution of the Company’s ESG program.

For the quantitative financial measures, as in 2021, the thresholds were set at 80% of target. For 2022, the stretch goal was increased to 125% of target from 120% in the prior year. For the charge-off ratio, a lower result is better.

The 2022 performance targets were consistent with the longer term ranges established in the BEST plan. They took into account the run rate of the Company’s operations in the final quarter of the transition year of 2021. They further took into account the benefit of a negative provision for credit losses on loans in 2021 due to the unusual circumstances of the pandemic in that year. The PPNR financial measure excludes the provision; it measured $21 million in the final quarter of 2021. The 2022 PPNR target of $101 million represented a nearly 20% increase over this annualized run rate. The other 2022 financial targets similarly reflected substantial improvement taking into account an expected normalization of credit loss expenses.

The earnings-related targets also reflected prevailing trends and conditions and were generally consistent with mean consensus estimates of Company 2022 performance around the beginning of 2022. The charge-off estimate was within a range consistent with the allowance for credit losses on loans in the Company’s audited statement of financial condition at year-end 2021.

The 2022 STI performance and payout results are shown below. Management outperformed the stretch goals on all five measures and achieved a 150% pool funding as a result.

Plan Goals
Performance Measure	Definition	Weight	Result	Payout Funding	Pool Allocation
ROTCE (%)	Core Return on Tangible Common Equity	20%	8.94%	1.50%	30.00%
ROA (%)	Core Return on Assets	20%	0.89%	1.50%	30.00%
PPNR ($ millions)	Core Pre-tax Pre-provision Net Revenue	20%	$135.76	1.50%	30.00%
Asset Quality – NCO (%)	Net Charge-offs/Avg Loans &	20%	0.27%	1.50%	30.00%
ESG Performance	ESG Rating and Impact	20%	Qualitative	1.50%	30.00%
		Total Payout			150.00%

The Company’s outperformance reflected several areas of accomplishment that significantly exceeded expectations:
•Profitability reflected positive operating leverage based on 9% growth of adjusted revenue and flat adjusted non-interest expense.
◦Loans increased by 22%, with double digit growth in most major categories.
◦The efficiency ratio improved to 64% from 70% in the prior year.
◦The net interest margin increased to 3.26% from 2.60%.
•Net charge-offs decreased to the lowest level since 2018, and year-end delinquencies and non-accrual loans were at a ten year low.
•ESG outperformance was demonstrated in several ways:
◦Berkshire’s ranking based on its ESG index advanced to the 17th percentile in the fourth quarter, which was well ahead of its top quartile goal
◦Berkshire was listed as the top U.S. bank for ESG by Bloomberg at midyear and was consistently in the top 1% through the year
◦Berkshire was the first public U.S. community bank with assets less than $150 billion to issue a sustainability bond, which was supported by its new Sustainable Finance Framework.
◦Berkshire was ahead of plan in most of the performance goals for execution of its $5 billion Berkshire Community Comeback program.

Together with assessing financial performance results, the Committee also considered any risk, regulatory or shareholder issues and determined that there was no basis for adjusting the pool funding downward in 2022.

41    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Individual Performance Considerations. Once the pool funding was determined, the Committee evaluated individual performance for each of the NEOs who served in their positions for the full year. As it did in recent years, the Committee decided to provide all NEO’s awards at the Corporate STI pool funding rate, which was 150% of target in 2022. This reflected the goal of recognizing leadership teamwork in a very successful year.

The Committee recognized:
•Mr. Mhatre’s exceptional leadership, vision, and performance focus for the benefit of shareholders and other stakeholders

•Mr. Gray’s oversight of the strategic transformation process, ESG, the achievement of efficiencies, and progress on the digital strategy

•Mr. Bacigalupo’s team management, achieving 13% commercial loan growth and further integration across other business lines

•Mr. Lindenmuth’s oversight of enterprise risk, credit, and compliance; solid regulatory relations supportive of increased capital returns to shareholders

•Mr. Brbovic was recognized for accepting the responsibility of Interim CFO and successfully managing the 2023 budget process targeting further progress towards BEST objectives in 2023

42    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Long-term Incentive Plan (LTI)

The Company’s long-term incentive/equity compensation program is designed to align senior executives with long-term interests of the Company and shareholders through stock-based compensation. The program also seeks to provide reward for targeted multi-year performance, encourage stock ownership, and enhance our ability to retain our top performers.

2022 Long-Term Incentive Summary. As in recent years, the 2022 long-term incentive program was comprised of 60% performance shares that cliff-vest after three years based on pre-defined goals, and 40% time-based restricted shares which vest over three years, with 1/3 vesting at each grant date anniversary. For some positions, target opportunities were increased based on a review of the peer/market data and to support our goal to further evolve the compensation program towards more equity-based compensation and more compensation at risk. The ROTCE performance measure was modified to conform to BEST plan objectives.

LTI Program Overview. Each year in the first quarter the Committee determines the terms of the long-term incentive program, including participants, target opportunities for each role (defined as % of base salary), and the form and amount of compensation granted. These determinations included input and consideration of peer market data and practices as well as recommendations provided by the compensation consultant.

Long-term incentive compensation is intended to:
•Provide a meaningful portion of total compensation in stock-based awards
•Align executives with our shareholders
•Reward long-term performance and avoid excessive risk taking
•Encourage retention of our key senior executives
•Balance compensation rewards with risk through long-term vesting tied to performance

The Committee also considered incentives provided by different award types, shareholder returns, avoiding excessive risk taking and encouraging and maximizing employee retention. As in recent years, the Committee decided that performance shares and time-based restricted stock grants with three-year vesting schedules were the most appropriate form of equity compensation for the long-term incentive grant. The total award granted is split into two components: 60% performance shares and 40% time-based shares.

43    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Targets and Grants. The target long-term incentive compensation is set as a percentage of salary utilizing peer market data and input from the compensation consultant. The program provides the flexibiitiy to vary the grant value +/- 25% of target value, based on the Committee’s assessment of a variety of factors, including Company performance, individual performance, retention considerations and affordability. The target awards and the actual grant awards are shown in the following table. The Committee approved the 2022 actual award at the target level for the CEO. The CEO recommended actual awards for the Other Continuing NEOs modestly higher than the target and the Committee accepted those recommendations. The actual awards aligned with the Committee’s view that rewards should be at risk and in the form of equity.

Title	2022 Long-Term Incentive (Target Grant % of Salary)	2022 Long-Term Incentive (Actual Grant % of Salary)
President and CEO	105%	105%
Chief Operating Officer	85%	102%
Head of Commercial Banking	65%	72%
Chief Risk Officer	40%	48%
    Note: The Interim CFO was not a participant in the executive incentive program. His incentive compensation target was based on his ongoing responsibilities as Chief Accounting Officer. The target for the former CFO was increased to 65% from 60%, but the award was forfeited as a result of his resignation.

LTI Vesting

Once the grant value is determined, 60% is granted as performance shares and 40% is granted as time-based restricted stock. Time-based restricted stock vests 1/3 each year over three years. Performance shares cliff-vest at the end of the three-year performance period based on actual performance compared to predefined goals as described below.

Performance Share Metrics and Goals

The performance shares are tied to performance metrics and goals approved by the Committee for a three-year performance period (i.e., 2022 - 2024). In 2022, the Committee maintained the same two performance goal categories from 2021: ROTCE and TSR, except that the ROTCE goal was changed from a relative to an absolute measure, while the TSR goal was maintained as a relative goal. Each performance metric was assigned a 50% weight for determining future performance against goals. The actual number of performance shares that vest will be determined at the end of the three-year period depending on Company performance against the three-year goals. The TSR performance measure continues to evaluate our relative performance compared to an objective Industry Index.

For 2022, the first measure, is average annual increase in Adjusted ROTCE. This is a non-GAAP measure of Return on Tangible Common Equity, and the same measure is used in the Short-Term Incentive plan. This measure is reconciled to the GAAP measure in Appendix A. Compared to the 7.74% Adjusted ROTCE reported by the Company for the base year of 2021, the Company’s goal is to increase Adjusted ROTCE in the range of 226 basis points – 426 basis points by the third year in 2024. This goal translates into an average annual increase in the range of 75 -142 basis points. The Company will calculate the year-over-year increase in its Adjusted ROTCE in each of the three years. The average of the increase for these three years will be compared to the performance goals. The target average annual increase was established at 109 basis points. In prior years, the ROTCE target compared the relative increase in the Company’s Adjusted ROTCE to those of its peers. The BEST plan targets are absolute rather than relative, and this change brings the incentive in line with the strategic plan.

44    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The second measure, relative TSR, is formulated to measure our ability to deliver share price returns relative to our peer group over the defined three-year time period. The target is the 50th percentile. For the TSR, our performance is measured relative to a defined Industry Index comprised of all exchange-traded banks and thrifts between $7 billion and $25 billion in assets located in the United States. The Company ranked in the 42nd percentile of this group of 88 banks when it was defined. In order to be counted in the final calculations, a peer company must remain a publicly traded institution at the end of the performance period ending at year-end 2024. The Committee did not significantly change the index criteria for the 2022 grant from the criteria used for the 2021 grant.

The table below shows the performance measures, as well as the threshold, target, and stretch performance goals established by the Committee. For the ROTCE measure, the threshold and stretch goals were each set at approximately a 30% difference from the target.

		Performance Goals
Performance Measure	Weight	Threshold	Target	Stretch
Average Annual Increase in Adjusted ROATCE	50%	75 basis points	109 basis points	142 basis points
TSR	50%	25th percentile	50th percentile	75th percentile
Payout (% of shares granted)	100%	50%	100%	150%

2020 to 2022 Long-Term Incentive Plan Results

The 2022 year concludes the performance grant made under the 2020 Long-term Incentive Plan which was intended to reward performance results over the three-year period, 2020 to 2022. The final number of shares earned pursuant to those awards was determined based on the Company’s actual results for the three-year period. For the third year in a row, there was no payout under the long-term performance incentive due to the impact of the pandemic on the Company’s performance in 2020.

The terms of the 2020 LTI grant were discussed in the 2021 Proxy Statement. The two equally weighted performance measures were relative improvement in Core Return on Tangible Common Equity and relative Total Shareholder Return (TSR). The Company’s relative performance based on these two measures was compared to the Industry Index and due to performance impacted by the pandemic, actual results did not achieve our threshold level of performance and as a result, the grant was forfeited by eligible NEOs.

The performance based LTI incentive compensation was a significant component of the direct compensation granted in 2020 for the eligible NEOs. All of this compensation was forfeited for NEOs remaining in the plan and the plan operated as intended to withhold compensation that does not achieve Company objectives.

Benefits and Perquisites

The Company’s benefits program is designed to be competitive and cost-effective. All employees are provided core benefits including medical, retirement, life insurance, paid time off, and leaves of absence. The Company provides NEOs with perquisites and other benefits that the Committee believes are reasonable and consistent with its overall compensation philosophy. The Committee reviews the NEOs’ total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.

In 2019, the Company entered into a supplemental executive retirement agreement with Mr. Gray and in 2021 the Company entered into a supplemental executive retirement agreement with Mr. Mhatre. The Company does not offer other NEOs or any other executive a supplemental retirement arrangement or other non-qualified deferred compensation program. For additional information regarding the supplemental retirement arrangements, please see the section headed “Executive Compensation - Non-qualified Deferred Compensation.”

45    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Some of the Named Executive Officers are eligible for modest perquisites such as automobile allowance, financial planning and membership fees. No membership fees were paid in 2022. The Company also maintains a long-term care insurance plan to supplement the Company’s disability plan for Mr. Gray. Overall perquisites are a relatively modest element of the compensation program. Benefits and perquisites are reported under All Other Compensation in the Summary Compensation Table.

Potential Post Termination or Change in Control Benefits

An important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities and to be completely aligned with shareholder interests. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our NEOs with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause following a change in control. The Company maintains an employment agreement with its Chief Executive Officer and change in control arrangements with the other NEOs. The employment agreement was intended to ensure that the CEO devotes his energy and attention to the long-term interest of the shareholders. The Company does not have any employment agreements with any other NEO or employee.

Since 2009, the Company no longer enters into an employment or change in control agreement that provides for a tax indemnification payment in the event that the payment under the agreement results in additional tax liability under Section 280G of the Internal Revenue Code (a “Tax Indemnification Payment”). However, the Company maintains one legacy change in control agreement, with Mr. Gray, which was entered into in 2007, prior to the 2009 change, which provides for a potential Tax Indemnification Payment. For additional details, please see section titled “Potential Payments upon Termination of Employment or a Change-In-Control” of this proxy statement.

Additional Compensation Information

Risk Assessment and Related Considerations

The Chief Risk Officer conducts an annual risk review of the Company’s incentive compensation plans (the short-term and long-term incentive plans) as approved by the Committee for all eligible employees within the Company. This review for 2022 reported that the plans fit within established risk parameters and strategic plans. The Committee concluded that the incentive compensation plans do not motivate excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

The review determines if these plans encourage behaviors that expose the Company to unacceptable levels of risk. The review evaluates the balance of compensation elements between cash, performance shares, restricted stock grants, fixed versus variable compensation, and long-term versus short-term compensation. The plans consider the level of potential cash incentive compensation as compared to base salary, the focus of individual and corporate goals, as well as the weighting and balance of goals, and internal controls in place to mitigate possible excessive risk taking. Additionally, the plans include mechanisms for “deferral of payment” and/or “forfeiture of payment” relating to ethical business standards and clawback policies, as approved by the Committee, under which the Company may recover and/or revoke payments of incentive compensation attributable to certain trigger events, including employee misconduct and/or financial restatement.

During 2022 the Committee continued to reinforce its risk-based approach to total compensation in various ways, such as incenting on adjusted core profitability metrics and shareholder return, retaining a risk-based performance measure for Asset Quality and providing risk adjustment features that allows the Committee to reduce incentive awards in light of risk or regulatory concerns. The Committee remains committed to continuing to review and evolve compensation plans and ensure they represent sound and balanced risk management practices. The proper application of risk and governance, within the context of established strategic objectives, remain the driving factors in establishing the incentive compensation plans.

46    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee, Management and Compensation Consultant

Role of the Compensation Committee. At year-end 2022, the Committee consisted of five members, all of whom are independent. The Chairperson of the Committee regularly reports on material committee actions at Board meetings.

The Committee ensures that the total compensation paid to the senior executives is fair, reasonable and performance-based while aligning with shareholder interests. The Committee is responsible for establishing, implementing and continually monitoring all elements of compensation for the NEOs. Elements of compensation are reviewed individually and in the aggregate, including base salary, annual cash incentives, long-term incentives/equity awards, total direct compensation, and benefits and perquisites. Additionally, the Committee biennually reviews its charter, philosophy and executive compensation practices, as well as industry compensation trends and best practices using market data and input from the compensation consultant.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting, compensation or other advisors or consultants as it deems desirable or appropriate. The Committee has direct access to, communicates, and meets regularly with the compensation consultant independently of management.

The Committee’s major duties and responsibilities are as follows:

•Review and benchmarking of overall compensation, benefit and perquisites
•Review all compensation components for CEO and each NEO
•Evaluate CEO and other NEOs’ individual performance
•Ensure executive overall pay is aligned with corporate performance results
•Review, evaluate and modify as needed, executive compensation plans
•Ensure executives are not encouraged or rewarded for taking excessive risk
•Approve annual cash incentive payments, annual equity grants, and vesting of performance shares for the CEO and other NEOs in accordance with the terms of the Executive Short-Term and Executive Long-Term Incentive Plans
•Provide oversight to ensure compliance with all regulations related to executive compensation
•Approve the annual Compensation Discussion and Analysis and make a Report to the Board
•Participate with the Board in matters relating to management succession

Role of Management. Although the Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the CEO, President, Chief Human Resources and Culture Officer, Chief Financial Officer, Chief Risk Officer, Investor Relations Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and annual business plan. In addition, the CEO provides the Committee summaries of senior executive officer performance and recommendations relating to their compensation. The CEO is not present when the Committee discusses his performance and decides on his compensation. The Committee meets with the CEO to present its compensation decisions and discuss the evaluation of his performance.

The Chief Human Resources and Culture Officer assists the Committee on matters of design, administration and operation of the Company’s compensation programs. The Chief Human Resources and Culture Officer may be requested, on the Committee’s behalf, to provide proposals or work with their independent compensation consultant to develop proposals for the Committee’s consideration. The Chief Human Resources and Culture Officer reports to the Committee directly on such matters. The Committee also receives updates from the Company’s Chief Risk Officer, Chief Financial Officer and Investor Relations Officer throughout the year as appropriate.

47    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Although the senior executives may provide insight, suggestions or recommendations regarding senior executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding NEO compensation. The Committee regularly meets in executive session without management present.

Role of the Compensation Consultant. The Committee has the authority to retain a compensation consultant to advise on executive compensation matters, as well as access to outside legal counsel and other experts as needed. For 2022, the Committee renewed the engagement with Meridian Compensation Partners, LLC (“Meridian” or “the Consultant”) to serve as independent advisor to the Committee. During 2022, Meridian provided data, advice and counsel on executive compensation matters and responded to other ad hoc requests of the Committee.

The Consultant reported directly to the Committee and carried out its responsibilities to the Committee in coordination with the Company’s Human Resources Department, as requested by the Committee. The Committee Chair has regular contact with the Consultant outside of meetings as appropriate. The Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to SEC standards, as well as Company policy, and provides no other services to the company other than compensation consulting.

Other Compensation and Governance Policies and Practices

Stock Ownership and Holding Guidelines. The Company maintains Stock Ownership Guidelines for its SEC-reporting senior executives and directors and all other executives, which requires the following minimum investment in Company common stock:

Independent Directors	Five times (5.0x) annual cash retainer
President and Chief Executive Officer	Four and a half times (4.5x) annual base salary
Chief Operating Officer	Three and a half times (3.5x) annual base salary
Senior Executive Vice Presidents	Two and a half times (2.5x) annual base salary
Executive Vice Presidents	One and a half times (1.5x) annual base salary

Shares that satisfy the stock ownership guidelines include Company stock owned outright and restricted stock whether or not vested.

Newly hired senior executives, executives, directors and current employees of the Company that first become a senior executive, executive, or director are expected to satisfy the stock ownership guidelines within five years, or such other term approved by the Committee, of the date such individual first becomes a senior executive, executive or director. In order to expedite this, a minimum of 50% of shares (net of taxes) will be required to be held upon each vesting until ownership guidelines are met. Senior executives, executives and directors that maintain sufficient stock holdings, but due to an increase in base salary, annual cash retainer, selling Company stock to cover tax withholding or for a reason approved by the Committee, no longer meet the stock ownership guidelines, shall have 18 months to acquire additional Company stock and during this term such individuals will be deemed to satisfy the ownership guidelines.

Stock ownership for senior executives, executives and directors is reviewed annually. Share holdings are evaluated based on the average stock price for the three-year period prior to the Board’s review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process and the Committee reserves the right to make exceptions as appropriate. The Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors. The Committee monitors ownership annually. The NEOs and directors comply with the Company’s stock ownership policy within the approved grace period to satisfy the stock ownership and holding guidelines.

48    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Clawback Policies. As a condition to receiving incentive compensation from the Company and Berkshire Bank, each executive officer has signed an agreement whereby the executive officer agrees to reimburse the Company or Berkshire Bank an amount up to the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods if, within three years of receiving such award, one of the following “triggering events” occurs: (1) the Company is required to restate previously reported financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, or (2) the Company’s Board of Directors determines that the executive officer committed misconduct, which is defined as fraud, commission of a felony, material violation of any written agreement with or policies of the Company, or any other material breach of fiduciary duty injurious to the Company. In addition, equity awards granted under the Company’s 2022 Equity Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result.

Impact of Taxation on the Form of Compensation. The Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, the objectives of the executive compensation programs and the Company’s compensation philosophy in structuring compensation programs and making compensation decisions. In general, the Company may not take an annual deduction for NEO compensation in excess of $1 million unless an exception applies. Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive officers, the Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

The Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission and has discussed it with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
John B. Davies, Chair
David M. Brunelle
Nina A. Charnley
Mihir A. Desai
Jeffrey W. Kip

49    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Executive Compensation

Purpose. Performance. Progress.

Summary Compensation Table

The following table provides the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended December 31, 2022, 2021, and 2020, respectively.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Nitin J. Mhatre, President, Chief Executive Officer	2022	775,000	—	813,751	—	871,875	—	148,974	2,609,600
	2021	644,135	—	688,766	—	815,625	—	144,326	2,292,852

Brett Brbovic, Interim Chief Financial Officer, Senior Vice President	2022	245,000	—	32,019	—	75,000	—	6,851	358,870

Sean A. Gray, Senior Executive Vice President, Chief Operating Officer	2022	566,500	—	577,851	—	509,850	—	166,652	1,820,853
	2021	550,000	—	574,895	—	495,000	—	193,561	1,813,456
	2020	621,500	—	500,027	—	201,988	—	169,938	1,493,453
George F. Bacigalupo, Senior Executive Vice President, Head of Commercial Banking	2022	390,000	—	278,876	—	263,250	—	29,930	962,056
	2021	375,000	—	225,007	—	253,125	—	27,943	881,075
	2020	375,000	—	—	—	84,375	—	80,695	540,070
Gregory D. Lindenmuth, Senior Executive Vice President, Chief Risk Officer	2022	345,000	—	165,625	—	155,250	—	15,534	681,409
	2021	300,000	—	120,006	—	135,000	—	14,648	569,654
	2020	300,000	—	160,024	—	45,000	—	19,214	524,238
Subhadeep Basu, Former Senior Executive Vice President, Chief Financial Officer	2022	357,308	—	359,938	—	—	—	248,005	965,251
	2021	325,808	—	100,000	—	290,250	—	13,059	729,117

(1)Messrs.Mhatre and Basu, were Named Executive Officers for the first time in 2021. Mr. Brbovic was a Named Executive Officer for the first time in 2022. Pursuant to SEC rules, compensation for prior years is not required to be reported for these individuals. Mr. Basu’s 2022 salary reflects the period from January 1, 2022 through the date of his resignation.
(2)The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and represent an award under the Company’s performance-based, long-term incentive compensation program. Awards consist of restricted stock, a portion of which vests ratably over three years and a portion that vests based on the achievement of certain performance criteria. Since all awards vest after the year in which they are granted, none of the Named Executive Officers recognized any income from the awards in the year they were made. Amounts shown are the aggregate grant date fair value of restricted stock awards. For those restricted stock awards that are subject to performance conditions, the grant date fair values are based on the outcome of such conditions at target level. Total values for stock awards reported in this table may not match other tables due to rounding. See Note 20 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2022. Based on the fair value at grant date, the following are the maximum potential values of the performance shares for the 2022-2024 performance period assuming maximum level of performance is achieved: Mr. Mhatre, $732,375; Mr. Gray, $520,047; Mr. Bacigalupo $250,965; and Mr. Lindenmuth, $149,040. For each year shown in the above table, the amounts in the Stock Awards column are determined by multiplying the number of restricted stock awards granted on a particular date by the fair value at that date, and a breakdown for each individual is as follows:

50    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION

Number of Restricted Stock Awards Granted
Grant Date	Grant Date Closing Price	Nitin J. Mhatre	Brett Brbovic	Sean A. Gray	George F Bacigalupo	Gregory B. Lindenmuth	Subhadeep Basu
January 30 2022	$28.92	28,138	—	19,981	9,643	5,727	12,446
April 1, 2022	$28.82	—	1,111	—	—	—	—
January 30, 2021	$16.58	41,542	—	34,674	13,571	7,238	—
April 30, 2021	$22.40	—	—	—	—	—	4,465
January 30, 2020	$29.09	—	—	17,189	—	5,501	—
(3)    The Supplemental Executive Retirement Agreements do not provide for above-market earnings and therefore amounts are not included in this column.
(4)    Details of the amounts reported in the “All Other Compensation” column for 2022 are provided in the following table:

Name	401(k) Employer Contribution ($)	Dividends on Restricted Stock ($)	Automobile ($)	Financial Planning ($)	Membership Fees ($)	Long-Term Care Premiums and Imputed Income on Life Insurance* ($)	Long-Term Disability ($)	Other ** ($)	Total ($)
Nitin J. Mhatre	—	2,664	18,000	—	—	—	3,310	125,000	148,974
Brett Brbovic	4,846	2,005	—	—	—	—	—	—	6,851
Sean A. Gray	12,200	10,132	15,000	—	—	26,875	2,445	100,000	166,652
George F. Bacigalupo	8,977	3,190	15,000	575	—	—	2,188	—	29,930
Gregory D. Lindenmuth	12,200	2,892	—	—	—	—	442	—	15,534
Subhadeep Basu	12,200	358	12,116	—	—	—	331	223,000	248,005

*    Amount shown reflects long-term care premiums in the amount of $26,429 and split dollar life imputed income in the amount of $446.
**    The Company credited Mr. Mhatre and Mr. Gray’s Supplemental Executive Retirement Agreement account balances with $125,000 and $100,000, respectively, pursuant to the terms of the agreements. For Mr. Basu, this amount includes a payment of $223,000 which was paid pursuant to a Transition Agreement and Release of Claims entered into on October 12, 2022 between the Company, Berkshire Bank and Mr. Basu.

51    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

The following table provides information concerning the award opportunities granted to the Company’s NEOs in 2022, and the amounts, if any, that may be paid in future years.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nitin J. Mhatre	1/30/2022	—	581,250	—	—	—	—	—	—
	1/30/2022	—	—	—	—	—	—	11,256	325,524
	1/30/2022	—	—	—	8,441	16,882	25,323	—	—
Brett Brbovic	1/30/2022	—	61,250	91,875	—	—	—	—	—
	4/1/2022	—	—	—	—	—	—	1,111	32,019

Sean A. Gray	1/30/2022	—	339,900	—	—	—	—	—	—
	1/30/2022	—	—	—	—	—	—	7,993	231,158
	1/30/2022	—	—	—	5,994	11,988	17,982	—	—
George F. Bacigalupo	1/30/2022	—	175,500	—	—	—	—	—	—
	1/30/2022	—	—	—	—	—	—	3,858	111,473
	1/30/2022	—	—	—	2,892	5,785	8,678	—	—
Gregory D. Lindenmuth	1/30/2022	—	103,500	—	—	—	—	—	—
	1/30/2022	—	—	—	—	—	—	2,291	66,256
	1/30/2022	—	—	—	1,718	3,436	5,154	—	—
Subhadeep Basu	1/30/2022	—	—	—	—	—	—	—	—
	1/30/2022	—	—	—	—	—	—	4,979	143,993
	1/30/2022	—	—	—	3,733	7,467	11,201	—	—
(1)Amount represents awards granted for future payment to the Named Executive Officers under the Short-Term Incentive Plan (STI). Please see the section titled “Compensation Discussion and Analysis – Short-Term Incentive Compensation” for a discussion of the STI.
(2)Amount shown reflects the number of restricted stock awards, subject to performance-based vesting, that may be earned under the Long-Term Incentive Plan (LTI). Performance below threshold may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis – Long-term Incentive Plan” for a discussion of the LTI.
(3)The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The grant date per share fair value for the restricted stock awards on January 30, 2022 was $28.92 and on April 1, 2022 was $28.82.

52    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Employment and Change in Control Arrangements

Employment Agreement.
The Company, the Bank and Mr. Mhatre entered into an employment agreement effective as of January 29, 2021 (the “Employment Agreement”). The term of the Employment Agreement is three years and the term may be extended by mutual consent. The base salary for Mr. Mhatre is $775,000 in 2022. In addition to base salary, the Employment Agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.

The Bank may terminate Mr. Mhatre’s employment for “cause” (as defined in the Employment Agreement) at any time, in which event Mr. Mhatre would have no right to receive compensation or other benefits for any period after his termination of employment. Certain events resulting in Mr. Mhatre’s termination of employment entitle him to severance benefits. In the event of Mr. Mhatre’s involuntary termination of employment without “cause” or in the event of a voluntary termination for “good reason” (as defined in the Employment Agreement), Mr. Mhatre would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and the greater of (i) the average cash incentive earned in the prior three years, or (ii) the cash incentive which Mr. Mhatre would have earned during the remaining unexpired term of the agreement. In addition, Mr. Mhatre and his dependents would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the Employment Agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a “change in control” (as defined in the Employment Agreement) of the Company or Bank followed within twenty-four months by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, Mr. Mhatre would become entitled to a severance payment in the form of a cash lump sum equal to three times his base salary and three times the greater of the (i) average cash incentive earned in the prior three calendar years, or (ii) the cash incentive that would be paid at target for the fiscal year in which such termination occurs and full vesting of any equity awards. In addition, Mr. Mhatre would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

Upon termination of the executive’s employment (other than following a change in control), Mr. Mhatre will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following his termination of employment. The Employment Agreement also includes provisions protecting the Company’s and Bank’s confidential business information.

Change in Control Arrangements.
The Company and Berkshire Bank entered into change in control agreements with Messrs. Gray and Bacigalupo. Each change in control agreement has a term of three years and is renewable annually for an additional year at the sole discretion of the boards of directors of the Company and Berkshire Bank. Messrs. Brbovic and Lindenmuth participate in the Berkshire Bank Enhanced Change in Control Severance Plan. See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits and payments under these agreements.

53    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at December 31, 2022

The following table provides information concerning unvested stock awards for each Named Executive Officer as of December 31, 2022. The NEOs do not hold any stock options.

		Option Awards		Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(8)
Nitin J. Mhatre	1/30/2020	—	—	—	—	—	—
	1/30/2021	—	—	11,078(2)	331,232	24,925(5)	745,258
	1/30/2022	—	—	11,256(3)	336,554	16,882(6)	504,772
Brett Brbovic	7/1/2020	—	—	1,047(7)	31,305	—	—
	4/1/2021	—	—	1,191(7)	35,611	—	—
	7/1/2021	—	—	1,439(7)	43,026	—	—
	4/1/2022	—	—	1,111(7)	33,219	—	—
Sean A. Gray	1/30/2020	—	—	2,292(1)	68,531	10,313(4)	308,359
	1/30/2021	—	—	9,247(2)	276,485	20,804(5)	622,040
	1/30/2022	—	—	7,993(3)	238,991	11,988(6)	358,441
George F. Bacigalupo	1/30/2020	—	—	—	—	—	—
	1/30/2021	—	—	3,619(2)	108,208	8,142(5)	243,446
	1/30/2022	—	—	3,858(3)	115,354	5,785(6)	172,972
Gregory D. Lindenmuth	1/30/2020	—	—	733(1)	21,917	3,300(4)	98,670
	1/30/2021	—	—	1,931(2)	57,737	4,342(5)	129,826
	1/30/2022	—	—	2,291(3)	68,501	3,436(6)	100,045
Subhadeep Basu	1/30/2020	—	—	—	—	—	—
	1/30/2021	—	—	—	—	—	—
	1/30/2022	—	—	—	—	—	—
(1)Remaining shares granted on January 30, 2020 will vest ratably on each January 30th through 2023.
(2)Remaining shares granted on January 30, 2021 will vest ratably on each January 30th through 2024.
(3)Remaining shares granted on January 30, 2022 will vest ratably on each January 30th through 2025.
(4)These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2023 based on the 2020-2022 performance period.
(5)These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2024 based on the 2021-2023 performance period.
(6)These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2025 based on the 2022-2024 performance period.
(7)Remaining shares granted on July 1, 2020 will vest ratably on each July 1st through 2023, remaining shares granted on April 1, 2021 will vest ratably on each April 1st through 2024, remaining shares granted on July 1, 2021 will vest ratably on each July 1st through 2024 and the remaining shares granted on April 1, 2022 will vest ratably on each April 1st through 2025.
(8)Computed using the fair market value of the shares based on the Company’s closing stock price of $29.90 on December 30, 2022.

54    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises and Stock Vesting

The following table provides information concerning the vesting of restricted stock awards for each Named Executive Officer, on an aggregate basis, during 2022. The NEOs do not hold any stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nitin J. Mhatre	—	—	5,539	160,188
Brett Brbovic	—	—	238	6,859
Sean A. Gray	—	—	9,303	269,043
George F. Bacigalupo	—	—	2,885	83,434
Gregory D. Lindenmuth	—	—	2,415	69,842
Subhadeep Basu	—	—	744	21,442
(1)Represents the aggregate value realized in 2022 upon the vesting of restricted stock awards granted in prior years under the Company’s long-term incentive plan and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the NEO upon vesting is also the amount reported as 2022 taxable income.

Executive Compensation

Non-qualified Deferred Compensation

The following table provides information for the nonqualified deferred compensation plans in which Messrs. Mhatre and Gray participated in 2022. No other named executive officer participated in a nonqualified deferred compensation plan.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in 2019 ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Nitin J. Mhatre	Supplemental Executive Retirement Agreement	125,000	—	250,000
Sean A. Gray	Supplemental Executive Retirement Agreement	100,000	—	400,000
(1)Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the Named Executive Officer in the Summary Compensation Table.
(2)Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the Named Executive Officer in the Summary Compensation Table.

On April 1, 2021, Berkshire Bank entered into a supplemental executive retirement agreement with Mr. Mhatre. Under the terms of the agreement, Mr. Mhatre is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank will credit the account balance with an annual amount of $125,000 as of April 1, 2021, and each subsequent April 1, commencing April 1, 2022, provided that Mr. Mhatre is employed with the Berkshire Bank on the date of such contribution. The account balance is subject to a five year vesting schedule, with 20% of the account balance vesting each year, commencing on April 1, 2022, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. In the event of Mr. Mhatre’s termination of employment for a reason other than for cause prior to normal retirement age (age 65) and in connection with or within two years following a change in control (as defined in the agreement), Mr. Mhatre’s account balance shall become fully vested and the amount of the account balance shall be increased to equal the amount that Berkshire Bank would have otherwise credited Mr. Mhatre’s account through the calendar year in which Mr. Mhatre would have attained normal retirement age. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Mhatre or his beneficiary, as applicable. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of payments under this agreement.

55    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Berkshire Bank and Sean A. Gray entered into a supplemental executive retirement agreement effective as of January 1, 2019. Under the terms of the agreement, Berkshire Bank will credit the account balance with $100,000 commencing on January 1, 2019 and on each January 1st through 2028, provided that the executive is employed with Berkshire Bank on the date of such contribution. Berkshire Bank will make a final contribution as of January 1, 2028 for a total potential contribution of $1.0 million. Mr. Gray is entitled to the value of the vested account balance upon his termination of employment or death. The account balance is subject to a five-year vesting schedule, with 20% of the account balance vesting each year, commencing January 1, 2020 and the executive will be 100% vested on January 1, 2024, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to the Executive or his beneficiary, as applicable. In the event the Executive's employment is terminated within two years following a change in control (as defined in the agreement), an amount equal to $1.0 million will be paid to the Executive in a single payment. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of payments under this agreement.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of December 31, 2022, pursuant to each executive’s employment agreement, change in control arrangement, equity awards, benefit plans and other arrangements. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan, non-qualified deferred compensation plans and the value of continued long-term care insurance, if applicable. The amounts shown relating to unvested restricted stock awards are based on the fair market value of the Company’s common stock on December 30, 2022, which was $29.90. The actual amounts to be paid to an executive can only be determined at the time of such executive’s separation from service with the Company.

The following table provides the estimated amount of compensation payable to Mr. Mhatre for each of the termination events listed below.

	Termination for Cause ($)(1)	Termination Without Cause or for Good Reason ($)(2)	Payments Due Upon Change in Control With Termination of Employment ($)(3)	Disability($)(4)	Death($)(5)
Cash severance	—	4,383,750	4,383,750	—	—
In-kind benefits	—	69,882	72,643	46,588	—
Restricted stock vesting(8)	—	—	1,917,816	1,917,816	1,917,816
SERP(4)	—	50,000	2,000,000	—	—

56    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
The following table provides the estimated amount of compensation payable to Messrs. Gray, Bacigalupo, Lindenmuth, and Mr. Brbovic upon their termination of employment in connection with a change in control. The change in control agreements entered into with the executives do not provide for any severance payments or benefits in the event of a termination of employment that is not in connection with or subsequent to a change in control.1)for Cause ($)(1)

	Brett Brbovic(6) ($)	Sean A. Gray(6)(9) ($)	George F. Bacigalupo(6) ($)	Gregory D. Lindenmuth(6) ($)
Cash severance	297,500	3,313,578	1,724,250	1,329,000
In-kind benefits	24,138	46,476	63,994	29,388
Restricted stock vesting(7)	105,966	1,872,846	639,980	479,387
SERP(8)	—	600,000	—	—
(1)Upon a termination for “cause” (as defined in the applicable agreements), the executive will have no right to receive compensation or other benefits under the employment agreement and SERP. In addition, he will forfeit all non-vested restricted stock awards.
(2)Under the executive’s employment agreement, upon an involuntary termination for a reason other than for cause or if the executive voluntarily resigns for “good reason” (as defined in the employment agreement), the executive (or, upon death, his beneficiary) would be entitled to receive a severance payment in the form of a cash lump sum equal to the base salary and the greater of the (i) average cash incentive earned in the prior three calendar years, or (ii) the cash incentive that would be paid or payable to the executive receiving the annual incentive at target for the fiscal year in which the date of termination occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined), as if the executive and Berkshire Bank were to satisfy all performance-related conditions, which the executive would have earned during the remaining unexpired term of the agreement. In addition, he and his dependents would become entitled, at no cost to the executive, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement. Upon termination of the executive’s employment under these circumstances, the executive must adhere to a one-year non-competition and non-solicitation restriction. The amount shown in this column assumes the remaining term of the contract is three years. Under the executive’s supplemental executive retirement agreement, if Mr. Mhatre separates from service for a reason other than cause, he will receive his vested benefit at the time of separation from service in a lump sum. If Mr. Mhatre is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement and supplemental executive retirement agreement will be paid six months after his separation from service.
(3)Under the executive’s employment agreement, upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months at no cost to the executive. Under the supplemental executive retirement agreement, in the event of Mr. Mhatre separates from service for a reason other than for cause prior to normal retirement age (age 65) and in connection with or within two years following a change in control (as defined in the agreement), Mr. Mhatre’s account balance will become fully vested and the amount of the account balance shall be increased to equal the amount that the Bank would have otherwise credited Mr. Mhatre’s account through the calendar year in which Mr. Mhatre would have attained normal retirement age. If Mr. Mhatre is a “specified employee” (as defined in Section 409A of the Code), the amounts payable under the employment agreement and supplemental executive retirement agreement will be paid six months after his separation from service. The above table does not include the vested benefit under the supplemental executive retirement agreement since the value of the vested benefit is set forth in the table presented above under “ - Non-qualified Deferred Compensation.”
(4)Under the executive’s employment agreement, upon a termination due to “disability” (as defined in the employment agreement), the executive would be entitled to continued non-taxable medical and dental insurance, at no cost to the executive, until the earlier of the second anniversary of the date of termination or age sixty-five (65). This column shows the value of two years of continued insurance. Additionally, the executive would be entitled to receive benefits under the provisions of disability insurance coverage in effect for Berkshire Bank employees and executives. Upon termination due to disability, restricted stock awards granted pursuant to our equity incentive plans automatically vest. The executive does not hold any stock options.
(5)Under the executive’s employment agreement, upon death, the executive’s beneficiary will receive any earned but unpaid compensation and vested benefits due the executive as of the date of death. In addition, the executive’s estate or beneficiary would be entitled to receive benefits under the provisions of any life insurance coverage in effect for Berkshire Bank employees and executives. Upon termination due to death, restricted stock awards granted pursuant to our equity incentive plans automatically vest. The executive does not hold any stock options.
(6)Mr. Gray’s change in control agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control, and life insurance and non-taxable medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to his termination of employment for 36 months following the executive’s termination of employment. The executive would also be entitled to receive a tax indemnification payment if payments under the change in control agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” The estimated amount of the tax indemnification payment is $2,733,530 and this amount is not reflected in the above table. Beginning in 2009, the Company determined that it would no longer enter into change in control agreements that provide for a tax gross-up for any taxes as a result of “excess parachute payments” under Section 280G of the Code and Mr. Gray’s change in control agreement was entered into before the Company adopted this position. The change in control arrangements entered into with Messrs. Bacigalupo, Brbovic and Lindenmuth provide that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times (one times for Mr. Brbovic) base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his share of the premiums. Under the agreement with Mr. Bacigalupo, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” only if such reduction will result in the executive receiving a greater total payment as measured on an after-tax basis, and accordingly, the amount shown in this column may be reduced. It is estimated that Mr. Bacigalupo’s payments would be reduced under this provision by an estimated $11,698 and this reduction is not shown in the above table. For Messrs. Brbovic and Lindenmuth, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute

57    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
payments” and it is estimated that Mr. Lindenmuth’s payments will be reduced by $486,544, which is not shown in the above table, and Mr. Brbovic’s payments would not be reduced under this provision. None of the change in control arrangements entitle the executives to any tax indemnification payment (a “tax gross-up”) if payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.”
(7)In the event of a change in control of the Company or the Bank, equity awards subject to time-based vesting automatically vest only if an executive experiences a qualifying termination of employment following a change in control (a “double trigger”). The amount shown reflects the value of such awards as well as equity awards subject to performance-based vesting.
(8)The supplemental executive retirement agreement entered into with Mr. Gray provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreement) in connection with or following a change in control of the Company or the Bank, death or disability, the executive would become entitled to a payment in the amount of $1 million. The executive’s benefit is subject to a five-year vesting schedule, with twenty percent (20%) of the account vesting each year, commencing on January 1, 2020. The amount shown reflects the non-vested portion that would become vested upon a qualifying termination of employment following a change in control.
(9)To supplement the Bank’s disability programs, the Bank implemented a long-term care plan (“LTC Plan”) in 2015. Mr. Gray participates in the LTC Plan. Mr. Gray will become vested upon the earliest of  (i) the executive attaining age 62 with ten years of service; (ii) the executive attaining age 55 with 20 years of service; (iii) a change in control; (iv) or disability. Once vested, an individual and his spouse are generally eligible for long-term care benefits during their lifetime, at no cost to the covered individual, and with the Bank paying the cost of such coverage. The above table does not reflect the value of such continued coverage.

In connection with Mr. Basu’s resignation, which was effective October 7, 2022, the Company and the Bank entered into a Transition Agreement and Release of Claims, which provides, among other things that: (i) Mr. Basu agreed to be available as an advisor to the Company to assist with transition matters through December 31, 2022, (ii) a lump sum payment of $223,000, less required withholdings, on the Company’s first scheduled pay date after October 12, 2022, and (iii) a general release in favor of the Company.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Nitin J. Mhatre, our CEO as of December 31, 2022.

The 2022 annual total compensation of our median employee, other than Mr. Mhatre, was $59,491 and the 2022 annual total compensation of Mr. Mhatre, as reported in the Summary Compensation Table, was $2,609,600. Based on this information, for 2022, we estimate the ratio of the annual total compensation of Mr. Mhatre to the annual total compensation of our median employee was 44 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In accordance with Item 402(u), we identified our median employee based on compensation paid during 2022 to all our employees, other than Mr. Mhatre, who were employed by us on December 31, 2022. For this proxy statement, we determined the 2022 annual total compensation of our median employee based on total cash compensation, which included base pay, commissions and bonuses, and we included all employees, whether employed on a full-time, part-time or seasonal basis, and no full-time equivalent adjustments were made for part-time employees. We then identified and calculated the elements of this employee’s total compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of Mr. Mhatre, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table, which is included in this proxy statement.

The SEC’s rules regarding the identification of the median compensated employee and the process of the calculating the pay ratio, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

58    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see the “Compensation Discussion and Analysis” above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by Principal Executive Officers (“PEOs”) and non-PEO NEOs, including with respect to restricted stock compensation.

	PEO
	Summary Compensation Table Total(1)			Compensation Actually Paid(2)			Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on:			Company-Selected Performance Measure
Year	PEO 1 Nitin Mhatre ($)	PEO 2 Sean Gray ($)	PEO 3 Richard Marotta ($)	PEO 1 Nitin Mhatre ($)	PEO 2 Sean Gray ($)	PEO 3 Richard Marotta ($)			Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (MM)	Adjusted ROTCE(7)
2022	2,609,600	N/A	N/A	2,984,797	N/A	N/A	957,688	987,755	99.13	116.10	92,533	8.94%
2021	2,292,852	1,813,456	N/A	2,947,138	2,662,478	N/A	616,334	643,915	92.51	124.74	118,664	7.74%
2020	N/A	1,493,453	5,301,126	N/A	804,428	3,646,629	621,554	350,331	54.70	91.29	(533,017)	3.18%
(1)    The dollar amounts reported for Mr. Mhatre, Mr. Gray and Mr. Marotta under “Summary Compensation Table Total” are the amounts of total compensation reported for those persons for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)    The dollar amounts reported for Mr. Mhatre, Mr. Gray, and Mr. Marotta under “Compensation Actually Paid” represent the amount of “compensation actually paid” to those persons, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to them during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Mhatre's, Mr. Gray, and Mr. Marotta’ total compensation for each year to determine the compensation actually paid:

	Nitin Mhatre		Sean Gray		Richard Marotta
	2022	2021	2021	2020	2020
Total Compensation as reported in Summary Compensation Table (SCT)	2,609,600	2,292,852	1,813,456	1,493,453	5,301,126
Pension values reported in SCT	—	—	—	—	—
Fair value of equity awards granted during fiscal year	(813,751)	(688,766)	(574,895)	(500,027)	(708,750)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—
Fair value of equity compensation granted in current year—value at year-end	916,282	1,335,076	1,114,351	185,164	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	2,714	—	(3,245)	(27,158)	(38,275)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	260,550	—	374,400	(352,931)	—
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	9,402	7,976	6,634	5,927	(16,577)
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	(68,223)	—	(890,895)
Compensation Actually Paid to PEOs	2,984,797	2,947,138	2,662,478	804,428	3,646,629
(3)    The dollar amounts reported under Average Summary Compensation Total for non-PEO NEOs represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Sean Gray, Brett Brbovic, George Bacigalupo, Gregory Lindenmuth, and Subhadeep Basu; (ii) for 2021, Subhadeep Basu, George Bacigalupo, Gregory Lindenmuth, Deborah Stephenson and James Moses; and (iii) for 2020, James Moses, George Bacigalupo, Gregory Lindenmuth, and Tami Gunsch.
(4)    The dollar amounts reported under Average Compensation Actually Paid for non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

59    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION

	NEO Averages
	2022	2021	2020
Total Compensation as reported in Summary Compensation Table (SCT)	957,688	616,334	621,554
Pension values reported in SCT	—	—	—
Fair value of equity awards granted during fiscal year	(282,862)	(162,604)	(162,511)
Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—
Fair value of equity compensation granted in current year—value at year-end	213,278	171,730	31,131
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	2,630	(914)	(10,431)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	115,601	69,067	(131,386)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	2,578	(182)	1,974
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(21,158)	(49,516)	—
Compensation Actually Paid to NEOs	987,755	643,915	350,331
(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW NASDAQ Regional Banking Index.
(7)    Adjusted Return on Tangible Common Equity is based on earnings on an operating basis as adjusted for notable items as disclosed in Appendix A.

Financial Performance Measures

As described in greater detail in “Proposal 2: Advisory Vote on Executive Compensation—Compensation Discussion & Analysis”, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:

•Adjusted Return on Tangible Common Equity
•Adjusted Return on Assets
•Adjusted Pre-tax Pre-Provision Net Revenue
•Net Charge-offs/Average Loans

60    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table

Compensation Actually Paid and TSR

Compensation Actually Paid and Net Income

61    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Actually Paid and Adjusted ROTCE

62    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Purpose. Performance. Progress.

The Board of Directors recommends ratification of the Audit Committee’s appointment of Crowe LLP as our independent registered public accounting firm for fiscal year 2023.

Background. The Company’s independent registered public accounting firm (“Accounting Firm”) for the year ended December 31, 2022 was Crowe LLP (“Crowe”). The Audit Committee has appointed Crowe as the independent registered public accounting firm for the year ending December 31, 2023, subject to ratification by the shareholders at the annual meeting. A representative of Crowe is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

Shareholder ratification of the appointment of Crowe is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of the Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2023 FISCAL YEAR.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting and managing compensation of the accounting firm and overseeing its work. The Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the Accounting Firm. This process is intended to ensure that the accounting firm does not provide any non-audit services that are prohibited by law or regulation. Requests for services by the Accounting Firm must be specific as to the particular services to be provided for compliance with the auditor services policy. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the years ended December 31, 2022 and 2021, respectively, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, respectively, by Crowe:

Fees	2022	2021
Audit Fees(1)	$1,310,000	$1,270,000
Audit-Related Fees(2)	259,000	91,000
Tax Fees(3)	319,000	277,000
All Other Fees	—	—
(1)    Includes fees for audit of the financial statements and internal control over financial reporting, as well as quarterly reviews.
(2)    Fees in 2022 and 2021 related to HUD audit, 401(k) plan audit, and Consent and Registration statement filings.
(3)    Fees in 2022 and 2021 consist of tax return and estimated payment preparation services.

63    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | AUDIT COMMITTEE REPORT

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process, and for preparing the Company’s consolidated financial statements (“financial statements”). The Company’s independent registered public accounting firm performs an independent audit of the financial statements and issues an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles. The Accounting Firm also issues an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee meets with the Accounting Firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee reviewed and discussed the financial statements with management. Management has represented that these statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting, as well as the certifications of the CEO and CFO.

The Audit Committee has reviewed and discussed the financial statements with the Accounting Firm, and has discussed matters required to be discussed under the applicable standards of Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees. These matters include the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the Accounting Firm the overall scope and plans for its audit.

The Audit Committee has received and discussed the written disclosures and the letter from the Accounting Firm as required by the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Committee concerning the Accounting Firm’s independence. The Audit Committee considered, among other factors, the non-audit services provided by the Accounting Firm, in concluding that the firm is independent.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. It relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Accounting Firm that, in its report, expresses an opinion on the fairness and conformity of the financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s processes do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles or that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.

Sylvia Maxfield, Chair
Nina A. Charnley
Jeffrey W. Kip
Jonathan I. Shulman
Michael A. Zaitzeff

64    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

PROPOSAL 4: BERKSHIRE HILLS BANCORP, INC. "SAY-ON-PAY ADVISORY VOTES"

Proposal 4: Advisory Vote on Frequency of Future "Say-On-Pay" Advisory Votes

Purpose. Performance. Progress.

The Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year.

Background. Pursuant to Section 14A of the Exchange Act, at the 2023 Annual Meeting, we are asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.We will ask shareholders to vote on the frequency of “say-on-pay” votes on an advisory basis at least once every six years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ONE YEAR OPTION.

65    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Berkshire Hills Bancorp, Inc. Proxy Statement

Purpose. Performance. Progress.

Additional Information

Stock Ownership

Five-Percent Shareholders

The following table provides information as of March 24, 2023, with respect to persons known by the Company to be the beneficial owners of 5% or more of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investing power. Percentages are based on 44,428,409 shares outstanding at March 24, 2023.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,490,805(1)	14.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,246,761(2)	11.8%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	3,144,534(3)	7.1%
(1)Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on January 26, 2023.
(2)Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2023.
(3)Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 10, 2023.

66    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Stock Ownership of Directors and Executive Officers

The following table provides information about the shares of Company common stock that are owned by each director or nominee for director of the Company, by Named Executive Officers and the aggregate number of shares owned by all directors, nominees for director and Named Executive Officers as a group as of March 24, 2023 (other than Mr. Basu, who resigned effective October 7, 2022). A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the shares has been pledged. The number of shares and options exercisable within 60 days owned by all directors, nominees for director and Named Executive Officers as a group totaled 814,282 of our outstanding common stock as of March 24, 2023. Each director, nominee for director, and Named Executive Officer owned less than 1.0% of our outstanding common stock as of that date. Percentages are based on 44,428,409 shares outstanding at March 24, 2023. The correspondence address for each individual is 60 State Street, Boston, Massachusetts 02109.

Name	Number of Shares Owned (Excluding Options)(1)	Options Exercisable Within 60 Days	Total
Directors
Baye Adofo-Wilson	10,074	—	10,074
David M. Brunelle(3)	20,795	—	20,795
Nina A. Charnley	5,835	—	5,835
John B. Davies(4)	47,350	—	47,350
Mihir A. Desai	4,240	—	4,240
William H. Hughes III	10,310	—	10,310
Jeffrey W. Kip	15,698	—	15,698
Sylvia Maxfield	8,889	—	8,889
Nitin J. Mhatre	78,025	—	78,025
Laurie Norton Moffatt	18,176	—	18,176
Karyn Polito	—	—	—
Eric S. Rosengren	—	—	—
Jonathan I. Shulman	9,139	—	9,139
Michael A. Zaitzeff(5)	404,360	—	404,360
Named Executive Officers Who Are Not Directors
Brett Brbovic	12,205	—	12,205
Sean A. Gray	93,622	—	93,622
George F. Bacigalupo	54,072	—	54,072
Gregory D. Lindenmuth	21,492	—	21,492
All Named Executive Officers and Directors, and Nominees for Directors as a Group (18 persons)	814,282	—	814,282
(1)This column includes the following shares held in trust for such directors and Named Executive Officers:

67    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Shares of Granted but Unvested Restricted Stock Held In Trust	Shares Held In Trust in the Berkshire Bank 401(k) Plan
Directors
Baye Adofo-Wilson	3,147	—
David M. Brunelle	3,147	—
Nina A. Charnley	2,534	—
John B. Davies	3,147	—
Mihir A. Desai	2,141	—
William H. Hughes III	3,147	—
Jeffrey W. Kip	2,578	—
Sylvia Maxfield	3,147	—
Nitin J. Mhatre	24,595	—
Laurie Norton Moffatt	3,147	—
Karyn Polito	—	—
Eric S. Rosengren	—	—
Jonathan I. Shulman	3,147	—
Michael Z. Zaitzeff	2,665	—
Named Executive Officers Who Are Not Directors
Brett Brbovic	6,435	547
Sean A. Gray	16,541	2,561
George F. Bacigalupo	8,005	809
Gregory D. Lindenmuth	4,603	8,115
(2)    Includes 4,000 shares held in Mr. Brunelle’s individual retirement account.
(3) Includes 17,001 shares held in Mr. Davies’ individual retirement account
(4) Includes 2,756 shares held by HOF III Fund and 398,923 shares held by VM GP II LLC. Mr. Zaitzeff shares voting and investment power over these securities and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. For additional details, please see Mr. Zaitzeff’s Statement of Changes in Beneficial Ownership (Form 4) filed with the US Securities and Exchange Commission on February 1, 2023.

68    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Berkshire’s common stock that you owned as of the close of business on March 24, 2023. As of the close of business on March 24, 2023, a total of 44,428,409 shares of Company common stock was outstanding. Each share of common stock owned by a shareholder has one vote.

The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Berkshire Hills in one of the following ways:
•Directly in your name as the shareholder of record;
•Indirectly through a broker, bank or other holder of record in “street name”; or
•Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan, or through the trust that holds restricted stock awards issued to directors and employees under our equity plans.

If your shares are registered directly in your name, you are the holder of record of these shares. As the holder of record, you have the right to give your proxy directly to us, either through voting by mail, the Internet, or telephone, or to vote at the virtual annual meeting. To vote at the meeting, you will need to access the meeting through the internet by visiting www.virtualshareholdermeeting.com/BHLB2023 and providing your 16 digit control number located on your proxy card.

If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.

If you hold your shares indirectly in street name and want to vote your shares of Berkshire’s common stock held in street name at the virtual annual meeting, you will need to access the meeting through the internet by visiting www.virtualshareholdermeeting.com/BHLB2023 and providing your 16 digit control number provided to you by your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either via the virtual annual meeting or by proxy. At this year’s annual meeting, shareholders will elect certain directors as proposed. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. However, if a director is elected by a plurality but less than a majority of the votes cast for such director, such director must submit their resignation to the Board of Directors, which resignation may then be accepted or rejected by the Board following a review by the Corporate Governance/Nominating Committee.

In voting on the non-binding proposal to give advisory approval of our executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.

69    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

In voting on the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Crowe as our independent registered public accounting firm for fiscal year 2021, the affirmative vote of a majority of the votes cast at the annual meeting is required.

In voting on the advisory proposal on the frequency of the shareholders’ vote on executive compensation, a stockholder may select that shareholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Even though this vote will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Company or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency with which advisory votes on executive compensation will be included in our proxy statements.

Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the ratification of our independent auditors (Proposal 3) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on it. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. The NYSE does not consider the election of directors, executive compensation or frequency of vote on executive compensation matters to be routine (Proposals 1, 2 and 4). Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to the election of directors, the Company’s executive compensation or the frequency of vote on executive compensation, unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.

How We Count Votes. If you return valid proxy instructions or attend the virtual annual meeting, we will count your shares to determine whether there is a quorum, even if you abstain from voting. A broker non-vote occurs when a broker returns a proxy to the Company and the proxy reflects a vote on routine Company proposals but does not reflect a vote on non-routine Company proposals. Broker non-votes will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to give advisory approval of our executive compensation, to ratify the selection of the independent registered public accounting firm and to give advisory approval on the frequency of the shareholders’ vote on executive compensation we will not count abstentions or broker non-votes as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals

Solicitation of Proxies. The Company will bear the entire cost of soliciting proxies from you. In addition, we will request that banks, brokers and other holders of record send notice of the annual meeting to the beneficial owners of Berkshire Hills Bancorp, Inc. common stock and secure their voting instructions, if necessary.

70    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

How to Vote

We are making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2022 Annual Report to Shareholders and our proxy statement at www.proxyvote.com or through our investor relations website at ir.berkshirebank.com.

If you are a holder of record, you may vote your shares by Internet, by telephone, by regular mail or at the virtual annual meeting. You should vote using the Internet or telephone voting options, or by completing and returning your proxy card, in order to ensure that your vote is counted at the annual meeting, or at any adjournment of the annual meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1, “FOR” the advisory resolution to approve our executive compensation as described in this proxy statement, “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2023, and for the “ONE YEAR” option on the frequency of the shareholders’ vote on executive compensation.

To access your proxy materials and vote online, please visit www.proxyvote.com and follow the on-screen instructions. Your proxy card contains the necessary codes required to access materials and vote online or by telephone. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by completing and returning your proxy card using the envelope provided. Finally, you may vote at the virtual annual meeting.

If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.

If your shares are held in an Employee Stock Plan, you will receive separate instructions for voting your shares. Unvoted shares in the plans will be voted by the Plans in the same proportion as shares for which each Plan received voting instructions.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares at the virtual annual meeting. Attendance at the annual meeting will not in itself constitute revocation of your proxy. You may advise the Company’s Corporate Secretary of your revocation in writing to Berkshire Hills Bancorp, Inc. at 60 State Street, Boston, Massachusetts 02109, in care of Wm. Gordon Prescott, Corporate Secretary.

71    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVES

Other Information Relating to Directors and Executive Officers

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company identified no delinquent Section 16(a) reports during 2022.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors of the Bank at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The disinterested members of the Board of Directors periodically review, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of determining that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2022 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except as described in the next paragraph.

Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and their related interests, exceeds $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s General Counsel. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Procedures Governing Related Persons Transactions

We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.

72    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION | OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVES

Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;
•the Company is, will, or may be expected to be a participant; and
•any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:
•any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
•any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;
•any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;
•any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;
•any transaction with a related person in which the rates or charges involved are determined by competitive bids;
•any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and
•any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be reviewed by the Board of Directors. In connection with its review, the Board will consider all relevant factors, including:
•whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to the related person;
•the nature of the interest of the related person;
•whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and
•whether the transaction involves the provision of goods and services to the Company that are available and from unaffiliated third parties.

For each periodic review of related persons transactions, the disinterested members of the Board will determine if the transactions were fair, reasonable, and within Company policy and they should be ratified and approved.

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s 2024 annual meeting no later than December 16, 2023. If next year’s annual meeting is held on a date more than 30 calendar days from May 18, 2024, a shareholder proposal must be received by a reasonable time before the Company begins to print and distribute its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. Additionally, a shareholder intending to engage in a director election contest at next year’s annual meeting must give the Company notice of their intent to solicit proxies by providing the names of its nominees and certain other information by March 19, 2024. If next year’s annual meeting is held on a date more than 30 calendar days from May 18, 2024, the shareholder must provide such information no later than the 10th day following public announcement of the date of the annual meeting.

73    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION

The Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained through our website at ir.berkshirebank.com.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders and other interested parties should be addressed to Berkshire Hills Bancorp, Inc., 60 State Street, Boston, Massachusetts 02109. Communications to the Board of Directors should be in the care of Wm. Gordon Prescott, Corporate Secretary. Communications to individual directors should be sent to such directors at the Company’s address. Shareholders who wish to communicate with a committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to David M. Brunelle, the Chairperson of the Board of Directors of the Company. The Corporate Governance/Nominating Committee determines, in its discretion, whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending notice of the annual meeting to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. Innisfree M&A, Incorporated has been retained to assist in the solicitation of proxies for the 2023 Annual Meeting of Shareholders at a fee of approximately $15,000 plus associated costs and expenses.

The Company’s Summary Annual Report to Shareholders and its Annual Report on SEC Form 10-K are available at www.proxyvote.com and also through our Investor Relations website at ir.berkshirebank.com. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement. You and others who share your address may receive only one notice of the annual meeting and/or proxy statement at your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. This consolidated method of delivery will continue unless one or more of the shareholders listed at the same address notifies us that they would like to receive individual copies of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards or notices that include each shareholder’s unique control number for voting the shares held in each account. Registered shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to our Corporate Secretary at the address of our principal office. Beneficial shareholders may request information about householding from your bank, broker or other holder of record. Whether or not you plan to attend the annual meeting, please vote through the Internet, by telephone, or by completing and returning your proxy card using the envelope provided.

Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

74    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

ADDITIONAL INFORMATION

Appendix A

Purpose. Performance. Progress.

Summary and Reconciliation of Certain Non-GAAP Financial Measures

This appendix contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP performance measures are referred to as “adjusted” in the Company’s Annual Report on Form 10-K and are identified either as “core” or “adjusted” in this document. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition of the Company. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information, which is included in the Company’s Form 10-K. A reconciliation of non-GAAP financial measures to GAAP measures is provided below, as well as definitions for certain non-GAAP financial measures referenced in the proxy statement. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company’s results for any particular period. The Company’s non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information and discussion of non-GAAP measures in its Form 10-K.

Core earnings (also referred to as core net income) is defined as GAAP net income less net non-core charges. Net non-core charges are the after-tax amount of revenues and expenses which are deemed by the Company as not related to normalized operations. These include net losses/(gains) on securities, goodwill impairment, net gains on the sale of business operations, merger costs, and restructuring costs, and designated dispute settlement costs. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

Core EPS is a non-GAAP measure defined as core net income as a percentage of average diluted shares outstanding during the period.

Efficiency ratio is a non-GAAP measurement defined as adjusted non-interest expense as a percentage of adjusted total revenue, excluding also amortization of intangibles and reflecting tax credit adjustments.

Core return on tangible common equity is a non-GAAP measure defined as core net income as a percentage of total average tangible common shareholders’ equity.

Core return on assets is a non-GAAP measure defined as core net income as a percentage of total average assets.

Core Pre-Tax Pre-Provision Net Revenue (“Core PPNR”) is a non-GAAP measure defined as core earnings before credit loss provision expense and tax expense. Related measures are Core PPNR per Share and Core PPNR/Average Assets.

A-1    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

APPENDIX A

The Company views measures related to core earnings and core PPNR as important to understanding its operating trends. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry.

The following table summarizes the reconciliation of non-GAAP items recorded for the time periods indicated:

(Dollars in thousands)	December 31, 2022	December 31, 2021	December 31, 2020
GAAP Net income	$92,533	$118,664	$(533,017)
Non-GAAP measures
Adj: Net loss/(gain) on securities, net	2,031	787	7,520
Adj: Goodwill impairment	—	—	553,762
Adj: Net gains on sale of business operations and assets	—	(52,942)	(1,240)
Adj: Acquisition, restructuring and other	8,909	5,781	5,839
Adj: Loss from discontinued operations before income taxes	—	—	26,855
Adj: Income taxes	(2,940)	11,696	(29,342)
Net non-operating charges	8,000	(34,678)	563,394
Adjusted net income (non-GAAP)	$100,533	$83,986	$30,377

Total revenue from continuing operations	$413,534	$434,414	$383,089
Total non-interest expense from continuing operations	288,716	285,893	840,239
Pre-tax, pre-provision net revenue (PPNR) from continuing operations	$124,818	$148,521	$(457,150)

Total adjusted revenue	$415,565	$382,259	$389,369
Adjusted non-interest expense	279,807	280,112	280,638
Adjusted pre-tax, pre-provision net revenue (PPNR)	$135,758	$102,147	$108,731

(dollars in millions, except share related data)
Total average assets - GAAP	$11,347	$12,056	$12,861
Total average shareholders’ equity - GAAP	1,193	1,166	1,421
Total average tangible shareholders equity - GAAP	1,166	1,134	1,105
Total average tangible common shareholders equity - GAAP	1,166	1,134	1,088
Average diluted shares outstanding - GAAP (thousands)	45,914	49,554	50,308
Earnings per share, diluted	$2.02	$2.39	$(10.60)
Plus: Net adjustments per share, diluted	(0.17)	(0.70)	11.20
Adjusted earnings per share, diluted	2.19	1.69	0.60
Performance Ratios
GAAP return on assets	0.82%	0.98%	(4.15)%
Adjusted return on assets	0.89	0.70	0.24
GAAP return on equity	7.76	10.18	(37.46)
Adjusted return on equity	8.43	7.20	2.14
GAAP return on tangible common equity	8.26	10.80	48.60
Adjusted return on tangible common equity	8.94	7.74	3.18
Efficiency ratio	64.31	69.96	68.53

A-1    BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

BERKSHIRE HILLS BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in an Employee Stock Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BHLB2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in an Employee Stock Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08317-P88054 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BERKSHIRE HILLS BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Baye Adofo-Wilson
02) David M. Brunelle
03) Nina A. Charnley
04) Mihir A. Desai
05) William H. Hughes III
06) Jeffrey W. Kip
07) Sylvia Maxfield
08) Nitin J. Mhatre
09) Laurie Norton Moffatt
10) Karyn Polito
11) Eric S. Rosengren
12) Michael A. Zaitzeff

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote ONE YEAR on proposal 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement, Form 10-K and Summary Annual Report are available at www.proxyvote.com.

V08318-P88054

BERKSHIRE HILLS BANCORP, INC.
Annual Meeting of Shareholders
May 18, 2023 at 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the "Company"), consisting of David M. Brunelle, Nina Charnley, Jeffrey W. Kip, and Laurie Norton Moffatt, or any of them, with full powers of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BHLB2023 at 10:00 A.M. Eastern Time, on Thursday, May 18, 2023 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at such meeting as follows:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" all the nominees for Directors listed in proposal 1, "FOR" proposals 2 and 3 and "ONE YEAR" for proposal 4. If any other business is presented at the Annual Meeting, including whether or not to adjourn this meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

The undersigned acknowledges receipt from Berkshire Hills Bancorp, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting, Annual Report including audited financial statements and a Proxy Statement dated April 14, 2023.

Continued and to be signed on reverse side

BERKSHIRE HILLS BANCORP, INC. | 2023 Proxy Statement